EXHIBIT 4

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                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
                                    Depositor

                    UBS WARBURG REAL ESTATE SECURITIES INC.,
                                   Transferor

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                 Master Servicer

                                       And

                                 BANK ONE, N.A.,
                                     Trustee

                       -----------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 2002

                       -----------------------------------

                       MASTR ALTERNATIVE LOAN TRUST 2002-3

                MORTGAGE PASS-THROUGH CERTIFICATES, Series 2002-3

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.......................................................
Section 1.02  Certain Calculations..............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans......................................
Section 2.02  Acceptance by Trustee of the Mortgage Loans.......................
Section 2.03  Remedies for Breaches of Representations and Warranties...........
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans...................................................
Section 2.05  [Reserved]........................................................
Section 2.06  Execution and Delivery of Certificates............................
[Section 2.07 REMIC Matters.]...................................................
Section 2.08  Covenants of the Master Servicer..................................
Section 2.09  Representations and Warranties of the Master Servicer.............

                                   ARTICLE III

                            ADMINISTRATION AND MASTER
                           SERVICING OF MORTGAGE LOANS

Section 3.01  Master Servicing of Mortgage Loans................................
Section 3.02  Monitoring of Servicers...........................................
Section 3.03  [Reserved]........................................................
Section 3.04  Rights of the Depositor and the Trustee in Respect of the
               Master Servicer..................................................
Section 3.05  Trustee to Act as Master Servicer.................................
Section 3.06  Protected Accounts................................................
Section 3.07  Collection of Mortgage Loan Payments; Collection Account;
               Distribution Account; Yield Maintenance Reserve Account..........
Section 3.08  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..................................................
Section 3.09  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...............................................
Section 3.10  Permitted Withdrawals from the Collection Account and
               Distribution Account.............................................
Section 3.11  Maintenance of Hazard Insurance; Maintenance of Primary
               Insurance Policies...............................................
Section 3.12  Presentment of Claims and Collection of Proceeds..................
Section 3.13  Maintenance of the Primary Insurance Policies.....................
Section 3.14  Realization Upon Defaulted Mortgage Loans.........................
Section 3.15  REO Property......................................................
Section 3.16  Due-on-Sale Clauses; Assumption Agreements........................
Section 3.17  Trustee to Cooperate; Release of Mortgage Files...................
Section 3.18  Documents, Records and Funds in Possession of Master
               Servicer to Be Held for the Trustee..............................
Section 3.19  Master Servicing Compensation.....................................
Section 3.20  Access to Certain Documentation...................................
Section 3.21  Annual Statement as to Compliance.................................
Section 3.22  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements..................................
Section 3.23  Errors and Omissions Insurance; Fidelity Bonds....................

                                   ARTICLE IV

                      DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01  Advances..........................................................
Section 4.02  Priorities of Distribution........................................
Section 4.03  Allocation of Applied Realized Loss Amounts.......................
Section 4.04  Monthly Statements to Certificateholders..........................
Section 4.05  Determination of LIBOR............................................
Section 4.06  Policy Matters....................................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..................................................
Section 5.02  Certificate Register; Registration of Transfer and
               Exchange of Certificates.........................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.04  Persons Deemed Owners.............................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.........
Section 5.06  Maintenance of Office or Agency...................................

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01  Respective Liabilities of the Depositor and the Master
               Servicer.........................................................
Section 6.02  Merger or Consolidation of the Depositor or the Master
               Servicer.........................................................
Section 6.03  Limitation on Liability of the Depositor, the Transferor,
               the Master Servicer and Others...................................
Section 6.04  Limitation on Resignation of Master Servicer......................
Section 6.05  Sale and Assignment of Master Servicing Rights....................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.................................................
Section 7.02  Trustee to Act; Appointment of Successor..........................
Section 7.03  Notification to Certificateholders................................

                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE AND THE MASTER SERVICER

Section 8.01  Duties of Trustee.................................................
Section 8.02  Certain Matters Affecting the Trustee.............................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans.............
Section 8.04  Trustee May Own Certificates......................................
Section 8.05  Trustee's Fees and Expenses.......................................
Section 8.06  Eligibility Requirements for Trustee..............................
Section 8.07  Resignation and Removal of Trustee................................
Section 8.08  Successor Trustee.................................................
Section 8.09  Merger or Consolidation of Trustee................................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.....................
Section 8.11  Tax Matters.......................................................
Section 8.12  Periodic Filings..................................................
Section 8.13  Grantor Trust Administration......................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of All Mortgage
               Loans............................................................
Section 9.02  Final Distribution on the Certificates............................
Section 9.03  Additional Termination Requirements...............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.........................................................
Section 10.02 Recordation of Agreement; Counterparts............................
Section 10.03 Governing Law.....................................................
Section 10.04 Intention of Parties..............................................
Section 10.05 Notices...........................................................
Section 10.06 Severability of Provisions........................................
Section 10.07 Assignment........................................................
Section 10.08 Limitation on Rights of Certificateholders........................
Section 10.09 Inspection and Audit Rights.......................................
Section 10.10 Certificates Nonassessable and Fully Paid.........................
Section 10.11 Third Party Beneficiary...........................................

                                    SCHEDULES

Schedule I:   Mortgage Loan Schedule............................................
Schedule II:  Representations and Warranties as to the Mortgage Loans...........
Schedule III: Yield Maintenance Notional Amount Schedule........................

                                    EXHIBITS

Exhibit A-1:      Form of Class A-1 Certificate.................................
Exhibit A-1A:     Form of Class A-1A Certificate................................
Exhibit A-2:      Form of Class A-2 Certificate.................................
Exhibit A-3:      Form of Class A-3 Certificate.................................
Exhibit A-3A:     Form of Class A-3A Certificate................................
Exhibit A-4:      Form of Class A-4 Certificate.................................
Exhibit A-5:      Form of Class A-5 Certificate.................................
Exhibit A-6:      Form of Class A-6 Certificate.................................
Exhibit A-7:      Form of Class A-7 Certificate.................................
Exhibit A-IO:     Form of Class A-IO Certificate................................
Exhibit A-M-1:    Form of Class M-1 Certificate.................................
Exhibit A-M-2:    Form of Class M-2 Certificate.................................
Exhibit A-R:      Form of Class R Certificate...................................
Exhibit B:        Form of Class B Certificate...................................
Exhibit C:        Form of Class C Certificate...................................
Exhibit D:        (Reserved)....................................................
Exhibit E:        Form of Reverse of Certificates...............................
Exhibit F:        Form of Initial Certification of Master Servicer..............
Exhibit G:        Form of Final Certification of Master Servicer................
Exhibit H:        Transfer Affidavit............................................
Exhibit I:        Form of Transferor Certificate................................
Exhibit J:        Form of Investment Letter (Non-Rule 144A).....................
Exhibit K:        Form of Rule 144A Letter......................................
Exhibit L:        Form of Request for Release...................................
Exhibit M:        Form of Yield Maintenance Agreement...........................
Exhibit N:        Form of MBIA Insurance Policy.................................

            THIS POOLING AND SERVICING AGREEMENT, dated as of November 1, 2002, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the "Depositor"), UBS WARBURG REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the "Transferor"), WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as master servicer (the "Master Servicer"), and BANK ONE, N.A., a national banking association, as trustee (the "Trustee").

                                 WITNESSETH THAT

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders and MBIA. The Trust Fund for federal income tax purposes will consist of three REMICs. The Lower-Tier REMIC will consist of all of the assets listed in the definition of "Trust Fund" (other than the Excess Reserve Fund Account, the Yield Maintenance Agreement and the Yield Maintenance Reserve Account and any proceeds thereof) and will be evidenced by the Lower-Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower-Tier REMIC) and the Class LR Interest as the single class of "residual interest" in the Lower-Tier REMIC. The Trustee shall hold the Lower-Tier REMIC Regular Interests.

            The following table sets forth the Lower-Tier REMIC Interests, the interest rate and initial principal amounts with respect to the Lower-Tier REMIC Interests.

LOWER-TIER CLASS                   LOWER-TIER                 INITIAL LOWER-TIER
  DESIGNATION                    INTEREST RATE                 PRINCIPAL AMOUNT
----------------                 -------------                ------------------
Class L1                               (1)                         15,000,000
Class L2                               (1)                         20,000,000
Class L3                               (1)                         15,000,000
Class L4                               (1)                         20,000,000
Class L5                               (1)                         25,000,000
Class L6                               (1)                         40,000,000
Class L7                               (1)                        540,078,365
Class LR                               (2)                             (2)

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans (based on the respective Stated Principal Balance thereof).

(2) The Class LR Interest is the sole class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

            On each Distribution Date, the Principal Remittance Amount and any Realized Losses generated by the Mortgage Loans will be allocated first, to the Class L7 Interest until the principal balance of the Class L7 Interest is reduced to zero; and thereafter, such amounts shall be allocated sequentially to the Class L1, Class L2, Class L3, Class L4, Class L5 and Class L6 Interests until the principal balance of each such Class is reduced to zero.

The Middle-Tier REMIC will consist of the Lower-Tier Regular Interests and proceeds thereof in the Distribution Account and will be evidenced by the Middle-Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Middle-Tier REMIC) and the Class MR Interest as the single class of "residual interest" in the Middle-Tier REMIC. The Trustee shall hold the Middle-Tier REMIC Regular Interests. The Class A-1-M, Class A-1A-M, Class A-2-M, Class A-3-M, Class LT-A-3A-M, Class A-4-M, Class A-5-M, Class A-6-M, Class A-7-M, Class M-1-M, Class M-2-M and Class B-M Interests are hereby designated the MT Accretion Directed Classes (the "MT Accretion Directed Classes"). The following table sets forth the Middle-Tier REMIC Interests, the interest rate and the initial principal amount and the Corresponding Upper-Tier REMIC Regular Interest with respect to the Middle-Tier REMIC interests.

                                                                 CORRESPONDING
                                                                  UPPER-TIER
MIDDLE-TIER CLASS   MIDDLE-TIER        INITIAL MIDDLE-TIER       REMIC REGULAR
   DESIGNATION     INTEREST RATE        PRINCIPAL AMOUNT           INTEREST
-----------------  -------------   ---------------------------   -------------
Class A-1-M              (1)       1/2 initial Corresponding           A-1
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-1A-M             (1)       1/2 initial Corresponding          A-1A
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-2-M              (1)       1/2 initial Corresponding           A-2
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-3-M              (1)       1/2 initial Corresponding           A-3
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-3A-M             (1)       1/2 initial Corresponding          A-3A
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-4-M              (1)       1/2 initial Corresponding           A-4
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-5-M              (1)       1/2 initial Corresponding           A-5
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-6-M              (1)       1/2 initial Corresponding           A-6
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-7-M              (1)       1/2 initial Corresponding           A-7
                                   Upper-Tier REMIC initial
                                   principal balance
Class M-1-M              (1)       1/2 initial Corresponding           M-1
                                   Upper-Tier REMIC initial
                                   principal balance
Class M-2-M              (1)       1/2 initial Corresponding           M-2
                                   Upper-Tier REMIC initial
                                   principal balance
Class B-M                (1)       1/2 initial Corresponding            B
                                   Upper-Tier REMIC initial
                                   principal balance
Class A-IO-M             (2)       N/A(3)                             A-IO
Class Spread-M           (4)       N/A(5)                              N/A
Class Accrual-M          (1)       1/2 Pool Principal Balance
                                   plus 1/2 Overcollateralized
                                   Amount
Class MR                 (6)                    (6)                    N/A

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the related Net WAC Rate (minus, with respect to the Class A-7-M Interest only, two times the Policy Premium Rate).

(2) The interest rate with respect to any Distribution Date for this interest is a per annum rate equal to 6.000%; provided that for the first through fourth Distribution Dates, the Pass-Through Rate for the Class A-IO-M Interest will be 4.6666666667%; but in any case may not exceed the related Net WAC Rate.

(3) The Class A-IO-M Interest will not be entitled to distributions in respect of principal and will bear interest on a notional amount equal to the Notional Amount of the Class A-IO Certificates.

(4) The interest rate for this interest with respect to the first through fourth Distribution Dates for this interest is a per annum rate equal to 1.3333333333% and with respect to the each Distribution Date thereafter, 0% per annum.

(5) The Class Spread-M Interest will not be entitled to distributions in respect of principal and will bear interest on a notional amount equal to the lesser of (1) $135,000,000 or (2) the aggregate principal balance of the Mortgage Loans (prior to giving effect to scheduled payments of principal due during the related Due Period and unscheduled collections of principal received during the related Prepayment Period).

(6) The Class MR Interest is the sole class of residual interest in the Middle-Tier REMIC and it does not have a principal amount or an interest rate.

On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the principal balances of the MT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the principal balance of its Corresponding Class) and will be accrued and added to the principal balance of the Class Accrual-M Interest. On each Distribution Date, the increase in the principal balance of the Class Accrual-M Interest may not exceed interest accruals for such Distribution Date for the Class Accrual-M Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class Accrual-M Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class Accrual-M Interest payable as principal on the MT Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans or paid under the Policy shall be allocated 50% to (i) the Class Accrual-M Interest and (ii) 50% to the MT Accretion Directed Classes (such payments shall be allocated among such MT Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class C Certificates that result in the reduction in the Overcollateralized Amount shall be allocated to the Class Accrual-M Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balances of each MT Accretion Directed Class is equal to 50% of the principal balance of their Corresponding Class, and (ii) the Class Accrual-M Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount.

            The Upper-Tier REMIC will consist of the Middle-Tier REMIC Regular Interests and proceeds thereof in the Distribution Account and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the Upper-Tier REMIC) and the Class UR Interest as the single "residual interest" of the Upper-Tier REMIC. In addition, each Class of Offered Certificates will represent beneficial ownership of a "regular interest" in the Upper-Tier REMIC and the right to receive their respective Basis Risk Carry Forward Amount and the Class C Certificates will represent beneficial ownership of two "regular interests" in the Upper-Tier REMIC and the Yield Maintenance Agreement, the Yield Maintenance Reserve Account, the Excess Reserve Fund Account, subject to the obligation to pay the Basis Risk Carry Forward Amounts, which portions of the Trust Fund shall be treated as a grantor trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

                     INITIAL CLASS
                      CERTIFICATE                                     INTEGRAL
                       BALANCE OR      INITIAL                       MULTIPLES
     CLASS OF           NOTIONAL     PASS-THROUGH      MINIMUM      IN EXCESS OF
   CERTIFICATES          AMOUNT          RATE        DENOMINATION     MINIMUM
-----------------    -------------   ------------    ------------   ------------
Class A-1........    $119,800,000        (1)            $25,000         $1
Class A-1A.......    $100,000,000        (2)            $25,000         $1
Class A-2........    $136,100,000     3.762%(3)         $25,000         $1
Class A-3........     $40,000,000     4.361%(3)         $25,000         $1
Class A-3A.......     $50,000,000     4.299%(3)         $25,000         $1
Class A-4........     $75,000,000     5.012%(3)         $25,000         $1
Class A-5........     $54,135,000     6.140%(3)         $25,000         $1
Class A-6........     $15,000,000     4.924%(3)         $25,000         $1
Class A-7........     $52,300,000     4.875%(3)         $25,000         $1
Class A-IO.......        (4)             (5)           $100,000         $1
Class M-1........     $16,540,000     5.567%(3)         $25,000         $1
Class M-2........     $12,827,000     5.727%(3)         $25,000         $1
Class B..........     $3,376,365      6.227%(3)         $25,000         $1
Class C..........         N/A           N/A(6)          $25,000         $1
Class R(7).......         N/A            N/A              N/A           $1

(1) The Pass-Through Rate for the Class A-1 Certificates will equal the lesser of (i) LIBOR plus 0.200% (subject to an increase to 0.400% after the first Distribution Date on which the Optional Termination may be exercised) and
      (ii) the applicable Net WAC Rate.

(2) The Pass-Through Rate for the Class A-1A Certificates will equal the lesser of (i) LIBOR plus 0.160% (subject to an increase to 0.320% after the first Distribution Date on which the Optional Termination may be exercised) and (ii) the applicable Net WAC Rate.

(3) The Pass-Through Rate on each of the Class A-2, Class A-3, Class A-3A, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B Certificates will equal the lesser of (i) the initial Pass-Through Rate shown above (subject to an increase of 0.500% after the first Distribution Date on which the Optional Termination may be exercised) and (ii) the applicable Net WAC Rate.

(4) The Class A-IO Certificates are Interest-Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on their Notional Amount (initially $135,000,000).

(5) The Pass-Through Rate on the Class A-IO Certificates will be 6.000%; provided that for the first through fourth Distribution Dates, the Pass-Through Rate for the Class A-IO Certificates will be 4.6666666667%; but in any case may not exceed the applicable Net WAC Rate.

(6) The Class C Certificates will represent two regular interests in the Upper-Tier REMIC. As of any Distribution Date, the first REMIC regular interest represented by the Class C Certificates shall have a notional principal balance equal to the aggregate of the principal balances of the Middle-Tier REMIC Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the first REMIC regular interest represented by the Class C Certificates shall bear interest at a rate equal to the excess, if any of the weighted average of the interest rates on the Middle-Tier REMIC Regular Interests (other than the Class A-IO-M and Class Spread-M Interests), over the product of (i) 2 and (ii) the weighted average interest rates of the Middle-Tier REMIC Regular Interests (other than the Class A-IO-M and Class Spread-M Interests) where the Class Accrual-M Interest is subject to a cap equal to zero and each MT Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class of Upper-Tier REMIC Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the first REMIC regular interest represented by the Class C Certificates shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The second REMIC regular interest represented by the Class C Certificates will be entitled to any Retained Spread. The Class C Certificates will also represent beneficial ownership of the Yield Maintenance Agreement, amounts in the Yield Maintenance Reserve Account and the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account and the Yield Maintenance Reserve Account, as applicable, in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class C Certificateholder's obligation to make such payments as payments made pursuant to an interest rate cap contract written by the Class C Certificateholders in favor of each Class of Offered Certificates. Such rights of the Class C Certificateholders and the Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(7) The Class R Certificates will represent the Class LR Interest, the Class MR Interest and the Class UR Interest.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates ...   All Classes of Offered Certificates other than the
                              Physical Certificates.

ERISA-Restricted
  Certificates ............   The Private Certificates.

Interest Only
  Certificates ............   The Class A-IO Certificates.

Mezzanine Certificates ....   The Class M-1 and Class M-2 Certificates.

LIBOR Certificates ........   The Class A-1 and Class A-1A Certificates.

Offered Certificates ......   All Classes of Certificates other than the Private
                              Certificates.

Physical Certificates .....   The Private Certificates and the Residual
                              Certificates.

Private Certificates ......   The Class C and Class R Certificates.

Rating Agencies ...........   Moody's and S&P.

Regular Certificates ......   All Classes of Certificates, other than the
                              Residual Certificates.

Residual Certificates .....   The Class R Certificates.

Senior Certificates .......   The Class A-1, Class A-1A, Class A-2, Class A-3,
                              Class A-3A, Class A-4, Class A-5, Class A-6, Class
                              A-7 and Class A-IO Certificates.

Subordinate Certificates ..   The Class B Certificates.

            Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accrued Certificate Interest: With respect to any Distribution Date for each Class of Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02(f).

            Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Purchase and Servicing Agreement or required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer or the applicable Servicer, as the case may be, has determined would constitute a Nonrecoverable Advance if advanced.

            Affiliate: When used with reference to a specified Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Alliance: Alliance Bancorp., a California corporation, and its successors and assigns, in its capacity as seller of the Alliance Mortgage Loans.

            Alliance Loan Sale Date: The date that the Alliance Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Alliance Mortgage Loans: The Mortgage Loans for which Alliance is listed as "Originator" on the Mortgage Loan Schedule.

            Alliance Purchase and Servicing Agreement: Solely with respect to the Alliance Mortgage Loans, the Master Mortgage Loan Sale and Servicing Transfer Agreement, dated as of August 1, 2002, between Wells Fargo Funding, Inc., as purchaser, and Alliance, as seller, as the same may be amended from time to time, and any assignment and conveyance related to the Alliance Mortgage Loans.

            Alterna: Alterna Mortgage Co., and its successors and assigns, in its capacity as seller of the Alterna Mortgage Loans to the Transferor.

            Alterna Loan Sale Date: The date that the Alterna Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Alterna Mortgage Loans: The Mortgage Loans for which Alterna is listed as "Originator" on the Mortgage Loan Schedule.

            Alterna Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and Alterna, as seller, as the same may be amended from time to time.

            American Mortgage Express: American Mortgage Express Corp., and its successors and assigns, in its capacity as seller of the American Mortgage Express Mortgage Loans to the Transferor.

            American Mortgage Express Loan Sale Date: The date that the American Mortgage Express Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            American Mortgage Express Mortgage Loans: The Mortgage Loans for which American Mortgage Express is listed as "Originator" on the Mortgage Loan Schedule.

            American Mortgage Express Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and American Mortgage Express, as seller, as the same may be amended from time to time.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made-at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

            Assignment: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

            Assignment Agreements: The following Assignment, Assumption and Recognition Agreements, each dated as of November 26, 2002, whereby the Purchase and Servicing Agreements solely with respect to the Mortgage Loans were assigned to the Depositor for the benefit of the Certificateholders:

            (a) The Assignment, Assumption and Recognition Agreement among Bank of America, as company, the Transferor and the Depositor;

            (b) The Assignment, Assumption and Recognition Agreement among Cendant and Bishop's Gate, as companies, the Transferor and the Depositor;

            (c) The Assignment, Assumption and Recognition Agreement among Chase, as company, the Transferor and the Depositor;

            (d) The Assignment, Assumption and Recognition Agreement among First Horizon, as company, the Transferor and the Depositor;

            (e) The Assignment, Assumption and Recognition Agreement among GMACM, as company, the Transferor and the Depositor;

            (f) The Assignment, Assumption and Recognition Agreement among Ohio Bank, as company, the Transferor and the Depositor;

            (g) The Assignment, Assumption and Recognition Agreement among Provident, as company, the Transferor and the Depositor;

            (h) The Assignment, Assumption and Recognition Agreement among The Mortgage Store, as company, the Transferor and the Depositor;

            (i) The Assignment, Assumption and Recognition Agreement among National City, as company, the Transferor and the Depositor;

            (j) The Assignment, Assumption and Recognition Agreement among US Mortgage, as company, the Transferor and the Depositor;

            (k) The Assignment, Assumption and Recognition Agreement among WAMU, as company, the Transferor and the Depositor;

            (l) The Assignment, Assumption and Recognition Agreement among Wells Fargo, as company, the Transferor and the Depositor; and

            (m) The Assignment, Assumption and Recognition Agreement among WMMSC, as company, the Transferor and the Depositor.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest thereon; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Originator or the Transferor as of such Distribution Date; reduced by (y) amounts in reimbursement for Monthly Advances and Servicing Advances previously made with respect to the Mortgage Loans and other amounts as to which the Depositor, the Master Servicer or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns, in its capacity as Servicer of the Bank of America Mortgage Loans.

            Bank of America Loan Sale Date: The date that the Bank of America Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Bank of America Mortgage Loans: The Mortgage Loans for which Bank of America is listed as "Servicer" on the Mortgage Loan Schedule.

            Bank of America Purchase and Servicing Agreement: Solely with respect to the Bank of America Mortgage Loans, the Flow Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002, between the Transferor, as purchaser, and Bank of America, as seller and as servicer, as the same may be amended from time to time.

            Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date, but not less than zero.

            Basis Risk Carry Forward Amount: With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon the related Net WAC Rate, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated without giving effect to the related Net WAC Rate, over (ii) the amount of interest payable on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the Pass-Through Rate for such Class of Certificates for such Distribution Date without giving effect to the related Net WAC Rate.

            Basis Risk Payment: For any Distribution Date, an amount equal to the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date; provided, however, that, with respect to any Distribution Date, the payment cannot exceed the Class C Distributable Amount (prior to any reduction for Basis Risk Payments).

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or the cities in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

            Cendant: Cendant Mortgage Corporation, a New Jersey corporation, and its successors and assigns, in its capacity as Servicer of the Cendant Mortgage Loans.

            Cendant Loan Sale Date: The date that the Cendant Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Cendant Mortgage Loans: The Mortgage Loans for which Cendant is listed as "Servicer" on the Mortgage Loan Schedule.

            Cendant Purchase and Servicing Agreement: Solely with respect to the Cendant Mortgage Loans, the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of August 1, 2001, among the Transferor, Cendant and Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) ("Bishop's Gate") as amended by that certain Amendment Number One to the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated November 28, 2001, among the Transferor, Cendant and Bishop's Gate, as the same may be amended from time to.

            Certificate: Any one of the Certificates executed and authenticated by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class A-IO or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Mezzanine Certificates or Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Mezzanine Certificates or Subordinated Certificates. The Class A-IO and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section
5.02 hereof.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Master Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Master Servicer or the Depositor.

            Chapel: Chapel Mortgage Corporation, and its successors and assigns, in its capacity as seller of the Chapel Mortgage Loans to the Transferor.

            Chapel Loan Sale Date: The date that the Chapel Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Chapel Mortgage Loans: The Mortgage Loans for which Chapel is listed as "Originator" on the Mortgage Loan Schedule.

            Chapel Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of August 1, 2002, between GMACM, as purchaser, and Chapel, as seller, as the same may be amended from time to time.

            Chase: Chase Manhattan Mortgage Corporation, a New Jersey corporation, and its successors and assigns, in its capacity as Servicer of the Chase Mortgage Loans.

            Chase Loan Sale Date: The date that the Chase Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Chase Mortgage Loans: The Mortgage Loans for which Chase is listed as "Servicer" on the Mortgage Loan Schedule.

            Chase Purchase and Servicing Agreement: Solely with respect to the Chase Mortgage Loans, the Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of October 1, 2002, between the Transferor, as purchaser, and Chase, as seller and servicer, as the same may be amended from time to time.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 89.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the Stated Principal Balances of the Mortgage Loans for such Distribution Date over the product of (1) 0.50% and (2) the Cut-Off Date Pool Balance.

            Class A-7 Interest Loss Amount: As to any Distribution Date, the sum of (a) the excess, if any, of (1) the Accrued Certificate Interest for the Class A-7 Certificates for such Distribution Date over (2) the amount of the Available Funds available to be distributed in respect of the Class A-7 Certificates on such Distribution Date pursuant to clause (iii) of Section 4.02(a) and (b) if MBIA so elects, in its sole discretion, the amount by which the Class Certificate Balance of the Class A-7 Certificates exceeds the Stated Principal Balance of the Mortgage Loans.

            Class A-7 Principal Loss Amount: As to the Last Scheduled Distribution Date, any shortfall in the amounts available to pay the Class Certificate Balance of the Class A-7 Certificates on such Distribution Date (after taking into account distributions to be made on such Distribution Date).

            Class B Certificates: As specified in the Preliminary Statement.

            Class B Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 99.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the product of (1) 0.50% and (2) the Cut-Off Date Pool Balance.

            Class C Distributable Amount: On any Distribution Date the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class C Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class C Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

            Class C Interest: The first Upper-Tier REMIC Regular Interest represented by the Class C Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class LR Interest: The sole class of "residual interest" in the Lower-Tier REMIC.

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 94.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the product of (1) 0.50% and
(2) the Cut-Off Date Pool Balance.

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 98.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the product of (1) 0.50% and (2) the Cut-Off Date Pool Balance.

            Class MR Interest: The sole class of "residual interest" in the Middle-Tier REMIC.

            Class UR Interest: The sole class of "residual interest" in the Upper-Tier REMIC.

            Closing Date: November 26, 2002.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.07 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "Bank One, N.A., in trust for the registered holders of Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates Series 2002-3."

            Compensating Interest: With respect to any Distribution Date, an amount equal to the lesser of:

            (a) with respect to any Servicer, the aggregate of the Prepayment Interest Shortfalls on Mortgage Loans serviced by such Servicer for the related Distribution Date; and

            (b) with respect to any Servicer, the aggregate Servicing Fees due to the applicable Servicer for such Distribution Date.

If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

            Concord: Concord Mortgage Company, and its successors and assigns, in its capacity as seller of the Concord Mortgage Loans to the Transferor.

            Concord Loan Sale Date: The date that the Concord Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Concord Mortgage Loans: The Mortgage Loans for which Concord is listed as "Originator" on the Mortgage Loan Schedule.

            Concord Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and Concord, as seller, as the same may be amended from time to time.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan.

            Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 153 West 51st Street, 5th Floor, New York, New York 10019, Attention: Corporate Trust Services-MASTR Alternative Loan Trust 2002-3, which is the address to which appropriate notices to and correspondence with the Trustee should be directed, and for Certificate transfer purposes, at 55 Water Street, 1st Floor, New York, New York 10041.

            Corresponding Class or Classes of Certificates and Upper-Tier REMIC Regular Interests and Corresponding Middle-Tier REMIC Regular Interests: With respect to each Middle-Tier REMIC Regular Interest and Class of Certificates and Upper-Tier REMIC Regular Interests appearing opposite each other as follows:

                                           CORRESPONDING CLASS OR CLASSES OF
CORRESPONDING MIDDLE-TIER              CERTIFICATES AND UPPER-TIER REMIC REGULAR
 REMIC REGULAR INTEREST                                INTERESTS
-------------------------              -----------------------------------------
Class A-1-M Interest                                   Class A-1
Class A-1A-M Interest                                  Class A-1A
Class A-2-M Interest                                   Class A-2
Class A-3-M Interest                                   Class A-3
Class A-3A-M Interest                                  Class A-3A
Class A-4-M Interest                                   Class A-4
Class A-5-M Interest                                   Class A-5
Class A-6-M Interest                                   Class A-6
Class A-7-M Interest                                   Class A-7
Class A-IO-M Interest                                  Class A-IO
Class M-1-M Interest                                   Class M-1
Class M-2-M Interest                                   Class M-2
Class B-M Interest                                     Class B

            Cut-off Date: November 1, 2002.

            Cut-off Date Pool Balance: $675,078,365.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the outstanding principal balance thereof as of the close of business on the Cut-off Date.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

            Deficiency Amount: With respect to the Class A-7 Certificates on each Distribution Date, the sum of (i) the Class A-7 Interest Loss Amount for such Distribution Date and (ii) the Class A-7 Principal Loss Amount for such Distribution Date.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: As defined in Section 2.03 hereof.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Class Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

            Depositor: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: The date on which a Servicer is required to determine the amount it is required to advance pursuant to the applicable Sale and Servicing Agreement.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07 in the name of the Trustee for the benefit of the Certificateholders and designated "Bank One, in trust for registered holders of MASTR Alternative Loan Trust 2002-3 Mortgage Pass-Through Certificates, Series 2002-3." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, one Business Day prior to such Distribution Date.

            Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 2002.

            Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with
(a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            Eligible Substitute Mortgage Loan: With respect to a Mortgage Loan substituted by the Transferor for a Deleted Mortgage Loan, a Mortgage Loan which must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.03 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; and (vii) have the same prepayment penalty term.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.08 hereof.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07 in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Bank One, N.A. in trust for registered holders of MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

            Expense Fee Rate: As to each Mortgage Loan, a per-annum rate equal to the sum of the Servicing Fee Rate, Master Servicing Fee Rate and the Lender Paid Mortgage Insurance Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Master Servicer Fees.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

            First Financial: First Financial Equities, and its successors and assigns, in its capacity as Seller of First Financial Mortgage Loans.

            First Financial Loan Sale Date: The date that First Financial Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            First Financial Mortgage Loans: The Mortgage Loans for which First Financial is listed as "Originator" on the Mortgage Loan Schedule.

            First Financial Purchase and Servicing Agreement: Solely with respect to First Financial Mortgage Loans, the Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between GMACM, as purchaser and First Financial, as seller, as the same may be amended from time to time.

            First Guaranty: First Guaranty Mortgage Corporation, and its successors and assigns, in its capacity as seller of the First Guaranty Mortgage Loans to the Transferor.

            First Guaranty Loan Sale Date: The date that the First Guaranty Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            First Guaranty Mortgage Loans: The Mortgage Loans for which First Guaranty Mortgage is listed as "Originator" on the Mortgage Loan Schedule.

            First Guaranty Purchase and Servicing Agreement: The Master Seller's Purchase Warranties and Interim Servicing Agreement, dated as of October 1, 2002, between the Transferor, as purchaser, and First Guaranty, as seller, as the same may be amended from time to time.

            First Horizon: First Horizon Home Loan Corp., and its successors and assigns, in its capacity as Servicer of the First Horizon Mortgage Loans.

            First Horizon Loan Sale Date: The date that the First Horizon Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            First Horizon Mortgage Loans: The Mortgage Loans for which First Horizon is listed as "Servicer" on the Mortgage Loan Schedule.

            First Horizon Purchase and Servicing Agreement: Solely with respect to the First Horizon Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of October 1, 2001, between the Transferor, as initial purchaser, and First Horizon, as seller and servicer, as the same may be amended from time to time.

            Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention: MBS Monitoring MASTR Alternative Loan Trust 2002-3.

            Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Genisys: Genisys Financial Corp., and its successors and assigns, in its capacity as seller of the Genisys Mortgage Loans to the Transferor.

            Genisys Loan Sale Date: The date that the Genisys Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Genisys Mortgage Loans: The Mortgage Loans for which Genisys is listed as "Originator" on the Mortgage Loan Schedule.

            Genisys Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and Genisys, as seller, as the same may be amended from time to time.

            GMACM: GMAC Mortgage Corporation, a Pennsylvania corporation, and its successors and assigns, in its capacity as Servicer of certain of the Mortgage Loans.

            GMACM Servicing Agreement: The Servicing Agreement, dated as of November 1, 2001, between the Transferor and GMACM, as the same may be amended from time to time.

            Grantor Trust: That portion of the Trust exclusive of the REMICs created hereunder which holds (a) the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts, (b) the Excess Reserve Fund Account and the beneficial interest of the Class C Certificates with respect thereto, subject to the obligation to pay Basis Risk Carry Forward Amounts and (c) the Yield Maintenance Agreement, the Yield Maintenance Reserve Account and the beneficial interest of the Class C Certificates with respect thereto, subject to the obligation to pay Basis Risk Carry Forward Amounts.

            Greenpoint: Greenpoint Mortgage Funding, Inc., and its successors and assigns, in its capacity as seller of the Greenpoint Mortgage Loans to the Transferor.

            Greenpoint Loan Sale Date: The date that the Greenpoint Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Greenpoint Mortgage Loans: The Mortgage Loans for which Greenpoint is listed as "Originator" on the Mortgage Loan Schedule.

            Greenpoint Purchase and Servicing Agreement: The Master Mortgage Loan Sale and Servicing Transfer Agreement, dated as of September 1, 2002, between Wells Fargo Funding, Inc., as purchaser, and Greenpoint, as seller, as the same may be amended from time to time.

            Homestar: Homestar Mortgage Services, LLC, and its successors and assigns, in its capacity as seller of the Homestar Mortgage Loans.

            Homestar Loan Sale Date: The date that the Homestar Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Homestar Mortgage Loans: The Mortgage Loans for which Homestar is listed as "Originator" on the Mortgage Loan Schedule.

            Homestar Purchase and Servicing Agreement: Solely with respect to the Homestar Mortgage Loans, the Master Mortgage Loan Sale and Servicing Transfer Agreement, dated as of October 1, 2002, between Wells Fargo Funding, Inc., as purchaser and Homestar, as seller, as the same may be amended from time to time.

            HUD: The United States Department of Housing and Urban Development or any successor thereto.

            Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

            Initial LIBOR Rate: With respect to the LIBOR Certificates, 1.38%.

            Insolvency Proceeding: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or
(ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the applicable Servicer's normal servicing procedures.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Insured Payment: The sum of (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

            Interest Accrual Period: (i) With respect to each Class of Certificates (other than the Class A-1 and Class A-1A Certificates), the Corresponding Middle-Tier REMIC Regular Interests, the Lower-Tier REMIC Regular Interests and any Distribution Date, the period from and including the 1st day of the month immediately preceding the month in which such Distribution Date occurs, commencing November 1, 2002, to and including the last day of such immediately preceding month, and (ii) with respect to the Class A-1 and Class A-1A Certificates and the Corresponding Middle-Tier REMIC Regular Interests and any Distribution Date, the period from and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs, commencing November 25, 2002, to and including the 24th day of the month in which such Distribution Date occurs.

            Interest Only Certificates: As specified in the Preliminary
Statement.

            JLM: JLM Direct Funding Ltd., and its successors and assigns, in its capacity as seller of the JLM Mortgage Loans to the Transferor.

            JLM Loan Sale Date: The date that the JLM Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            JLM Mortgage Loans: The Mortgage Loans for which JLM is listed as "Originator" on the Mortgage Loan Schedule.

            JLM Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of August 1, 2002, between GMACM, as purchaser, and JLM as seller, as the same may be amended from time to time.

            Last Scheduled Distribution Date: The Distribution Date in December 2032.

            Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

            Lender-Paid Mortgage Insurance Amount: With respect to any Lender-Paid Mortgage Insurance Loan, the interest portion of each Scheduled Payment that is paid by the related Mortgagor that will be used to pay the monthly premium of the "lender-paid" Primary Insurance Policy on such Lender-Paid Mortgage Insurance Loan, which is calculated by multiplying the Stated Principal Balance as of the related date of determination on such Lender-Paid Mortgage Insurance Loan by the applicable Lender-Paid Mortgage Insurance Rate.

            Lender-Paid Mortgage Insurance Loan: Each of the 62 Mortgage Loans identified on the Mortgage Loan Schedule as having a Lender-Paid Mortgage Insurance Rate.

            Lender-Paid Mortgage Insurance Rate: With respect to any Lender-Paid Mortgage Insurance Loan, a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule under the heading "Lender-Paid Mortgage Insurance Rate."

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Master Servicer in accordance with Section 4.05.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second London Business Day prior to the beginning of the applicable Interest Accrual Period for such Class and such Distribution Date.

            Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer or the Master Servicer, as the case may be, has determined (in accordance with the applicable Purchase and Servicing Agreement and this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

            Loan Sale Date: Each of the Alliance Loan Sale Date, Alterna Loan Sale Date, American Express Loan Sale Date, the Bank of America Loan Sale Date, the Cendant Loan Sale Date, the Chase Loan Sale Date, the Chapel Loan Sale Date, the Concord Loan Sale Date, the First Financial Loan Sale Date, the First Horizon Loan Sale Date, the First Guaranty Loan Sale Date, the Greenpoint Loan Sale Date, the First Guaranty Loan Sale Date, the Genisys Loan Sale Date, the Homestar Loan Sale Date, the JLM Loan Sale Date, the Market Street Loan Sale Date, the Mortgage Network Loan Sale Date, the National City Loan Sale Date, the Ohio Bank Loan Sale Date, the Principal Loan Sale Date, the Provident Loan Sale Date, the RBC Loan Sale Date, the Secured Bankers Company Loan Sale Date, the SIB Loan Sale Date, the Taylor Bean Loan Sale Date, The Mortgage Store Loan Sale Date, the Universal Loan Sale Date, the UCMC Loan Sale Date, the Virtual Bank Loan Sale Date, the Wachovia Loan Sale Date, the Wall Street Bankers Loan Sale Date, the WAMU Loan Sale Date, and the WMMSC Loan Sale Date, as applicable.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lockout Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the product of (1) a fraction, the numerator of which is the sum of the Class Certificate Balance of the Class A-6 and Class A-7 Certificates and the denominator of which is the aggregate Class Certificate Balance of all of the Class A Certificates, in each case immediately prior to such Distribution Date, (2) the Class A Principal Distribution Amount for such Distribution Date and (3) the applicable percentage for such Distribution Date set forth in the following table:

                      DISTRIBUTION DATE OCCURRING                            %
-------------------------------------------------------------------------   ---
December 2002 through November 2005 .....................................     0%
December 2005 through November 2007 .....................................    45%
December 2007 through November 2008 .....................................    80%
December 2008 through November 2009 .....................................   100%
After November 2009 .....................................................   300%

until the Class Certificate Balances of the Class A-6 and Class A-7 Certificates have been reduced to zero.

            London Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and the State where the Corporate Trust Office is located.

            Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Lower-Tier REMIC Interest: Any one of the Lower-Tier REMIC Regular Interests or the Class LR Interest.

            Lower-Tier REMIC Regular Interest: Any of the Class L1 Interest, Class L2 Interest, Class L3 Interest, Class L4 Interest, Class L5 Interest, Class L6 Interest and Class L7 Interest.

            Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

            Market Street: Market Street Mortgage Corporation, and its successors and assigns, in its capacity as seller of the Market Street Mortgage Loans.

            Market Street Loan Sale Date: The date that the Market Street Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Market Street Mortgage Loans: The Mortgage Loans for which Market Street is listed as "Originator" on the Mortgage Loan Schedule.

            Market Street Purchase and Servicing Agreement: The Master Seller's Purchase Agreement, Warranties and Interim Servicing dated as of August 1, 2002, between GMACM, as purchaser, and Market Street, as seller, as the same may be amended from time to time.

            Master Servicer: Wells Fargo Bank Minnesota, N.A., a national banking association, and its successors and assigns, in its capacity as Master Servicer hereunder.

            Master Servicer Event of Termination: As defined in Section 7.01 hereof.

            Master Servicing Compensation: (a) All investment earnings on amounts on deposit in the Collection Account and the Distribution Account (other than the WMMSC Investment Earnings Amount) plus, (b) with respect to the Wells Fargo Serviced Mortgage Loans, an additional fee equal to (i) the Master Servicing Fee Rate multiplied by (ii) the principal balance of the Wells Fargo Serviced Mortgage Loans as of the Due Date in the month preceding the month in which the related Distribution Date occurs.

            Master Servicing Fee: As to each of the Wells Fargo Serviced Mortgage Loans and any Distribution Date, an amount payable out of interest payable on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the principal balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction for any Compensating Interest payments required to be made with respect to the Wells Fargo Serviced Mortgage Loans in an amount not to exceed the Master Servicing Fee.

            Master Servicing Fee Rate: With respect to the Wells Fargo Serviced Mortgage Loans, 0.03%.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            MBIA: MBIA Insurance Corporation, a New York-domiciled stock insurance company, or any successor thereto.

            MBIA Contact Person: The officer designated by the Master Servicer to provide information to MBIA pursuant to Section 4.06(g). The initial MBIA Contact Person is appointed in Section 4.06.

            MBIA Default: The existence and continuance of any of the following:

            (a) MBIA fails to make a payment required under the Policy in accordance with its terms;

            (b) MBIA (1) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (2) makes a general assignment for the benefit of its creditors, or (3) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for MBIA or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of MBIA (or the taking of possession of all or any material portion of the property of MBIA).

            MERS: As defined in Section 2.01.

            Middle-Tier REMIC: As described in the Preliminary Statement.

            Middle-Tier REMIC Interest: Any one of the Middle-Tier REMIC Regular Interests or Class MR Interest.

            Middle-Tier REMIC Regular Interest: Any of the Class A-1-M Interest, Class A-1A-M Interest, Class A-2-M Interest, Class A-3-M, Class A-3A-M Interest, Class A-4-M Interest, Class A-5-M Interest, Class A-6-M Interest, Class A-7-M Interest, Class A-IO-M Interest, Class M-1-M Interest, Class M-2-M Interest and Class B-M Interest.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.04.

            Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b), the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Mortgage Monitoring Group, or such other address as Moody's may hereafter furnish to the Trustee, Depositor and the Master Servicer.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

            Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Master Servicer to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of November 1, 2002, between the Transferor and the Depositor.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan: (1) the Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Scheduled Payment was applied to the Stated Principal Balance;
(8) the last Due Date on which a Scheduled Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9)); (11) the amount of the Scheduled Payment at origination; (12) the amount of the Scheduled Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property; (14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, or a condominium; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); (16) the stated maturity date; (17) the original months to maturity; (18) the remaining months to maturity from the Cut-off Date based on the original amortization schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Loan-to-Value Ratio at origination; (21) the date on which the first Scheduled Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy and the Lender-Paid Mortgage Insurance Rate; (24) the Servicing Fee Rate; (25) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty; (26) the credit score (or mortgage score) of the Mortgagor; (27) the debt-to-income ratio of the Mortgage Loan; (28) a code indicating the Originator of the Mortgage Loan; (29) the Loan Sale Date; and (30) the initial Servicer.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

            Mortgage Network: Mortgage Network, Inc., a and its successors and assigns, in its capacity as seller of the Mortgage Network Mortgage Loans to the Transferor.

            Mortgage Network Loan Sale Date: The date that the Mortgage Network Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Mortgage Network Mortgage Loans: The Mortgage Loans for which Mortgage Network is listed as "Originator" on the Mortgage Loan Schedule.

            Mortgage Network Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of November 1, 2002, between the Transferor, as purchaser, and Mortgage Network, as seller, as the same may be amended from time to time.

            Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

            Mortgaged Property: The underlying property securing a Mortgage
Loan.

            Mortgagor: The obligor(s) on a Mortgage Note.

            National City: National City Mortgage Corporation, an Ohio corporation, and its successors and assigns, in its capacity as Servicer of the National City Mortgage Loans to the Transferor.

            National City Loan Sale Date: The date that the National City Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            National City Mortgage Loans: The Mortgage Loans for which National City is listed as "Servicer" on the Mortgage Loan Schedule.

            National City Purchase and Servicing Agreement: Solely with respect to the National City Mortgage Loans, the Master Seller's Warranties and Servicing Agreement, dated as of October 1, 2001, between the Transferor and National City, as the same may be amended from time to time.

            Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the amount of Compensating Interest for such Distribution Date.

            Net WAC Rate: With respect to the Certificates (other than the Class A-IO Certificates) and the Corresponding Middle-Tier REMIC Regular Interests,
(i) from the December 2002 Distribution Date up to and including the November 2005 Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans then in effect on the first day of the related Due Period (and with respect to the Class A-7 Certificates only, minus the Policy Premium Rate, and with respect to the Class A-7-M Interest only minus two times the Policy Premium Rate) minus (2) the sum of (A) the then applicable Pass-Through Rate for the Class A-IO Certificates for such Distribution Date and (B) for the first through fourth Distribution Dates, 1.3333333333% per annum, multiplied by a fraction, the numerator of which is (x) the Class A-IO Notional Amount immediately prior to such Distribution Date, and the denominator of which is (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (ii) for each Distribution Date thereafter, the weighted average of the Net Mortgage Rates of the Mortgage Loans then in effect on the first day of the related Due Period (and with respect to the Class A-7 Certificates only, minus the Policy Premium
Rate), with clauses (i) and (ii) above multiplied by, in the case of the Class A-1 or Class A-1A Certificates, a fraction equal to 30 divided by the number of days in the related Accrual Period.

            With respect to the Class A-IO Certificates and the Corresponding Middle-Tier REMIC Regular Interest, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans then in effect on the first day of the related Due Period minus (2) for the first through fourth Distribution Dates, 1.3333333333% per annum.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer, as the case may be, that, in the good faith judgment of the applicable Servicer or the Master Servicer, will not be ultimately recoverable by the applicable Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Notice of Nonpayment: The notice to be delivered by the Trustee to MBIA with respect to any date as to which a claim for an Insured Payment shall be made, which shall be in the form attached to the Policy.

            Notional Amount: means, with respect to any Distribution Date and the Class A-IO Certificates, an amount equal to the lesser of (i) the aggregate principal balance of the Mortgage Loans (prior to giving effect to scheduled payments of principal due during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (ii) the amount set forth in the table below:

                    DISTRIBUTION DATE                            NOTIONAL AMOUNT
-----------------------------------------------------------      ---------------
Up to and including May 2003 ..............................      $135,000,000
June 2003 to and including November 2003 ..................      $120,000,000
December 2003 to and including May 2004 ...................      $100,000,000
June 2004 to and including November 2004 ..................      $ 85,000,000
December 2004 to and including May 2005 ...................      $ 65,000,000
June 2005 to and including November 2005 ..................      $ 40,000,000
After November 2005 .......................................      $          0

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Master Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

            Ohio Bank: Ohio Savings Bank, and its successors and assigns, in its capacity as seller of the Ohio Bank Mortgage Loans to the Transferor.

            Ohio Bank Loan Sale Date: The date that the Ohio Bank Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Ohio Bank Mortgage Loans: The Mortgage Loans for which Ohio Bank is listed as "Originator" on the Mortgage Loan Schedule.

            Ohio Bank Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of February 1, 2002, between GMACM, as purchaser, and Ohio Bank, as seller, as the same may be amended from time to time.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that, with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the-Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a) hereof.

            Originator: Each of Alliance, Alterna, American Mortgage Express, Bank of America, Cendant, Chapel, Chase, Concord, First Financial, First Guaranty, First Horizon, Genisys, Greenpoint, Homestar, JLM, Market Street, Mortgage Network, National City, Ohio Bank, Principal, Provident, RBC, Secured Bankers Company, SIB, SoCal, Taylor Bean, The Mortgage Store, Universal, Wachovia, Wall Street Bankers and WAMU.

            OTS: The Office of Thrift Supervision.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and that did not become a Liquidated Loan prior to such Due Date.

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Total Monthly Excess Spread.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Offered Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Investments: At any time, any one or more of the following obligations and securities:

            (a) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

            (c) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

            (d) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

            (e) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

            (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

            (g) repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

            (h) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

            (i) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

            (j) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer or for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency); and

            (k) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Upper-Tier REMIC, Middle-Tier REMIC or Lower-Tier REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificate: As specified in the Preliminary Statement.

            Policy: The irrevocable MBIA Insurance Policy No. 39710, including any endorsements thereto, issued by MBIA with respect to the Class A-7 Certificates, in the form attached hereto as Exhibit N.

            Policy Payment Account: The account maintained pursuant to Section 4.06(b).

            Policy Premium Rate: A rate equal to 0.07% per annum.

            Pool Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Preference Amount: Any amount previously distributed to a Class A-7 Certificateholder on the Class A-7 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

            Premium Distribution Amount: As to any Distribution Date, an amount equal to the sum of (i) the Premium Payment and (ii) any Premium Unpaid Shortfall.

            Premium Payment: For any Distribution Date, the product of Policy Premium Rate and the Class Principal Balance of the Class A-7 Certificates prior to any distributions thereon. For federal income tax purposes, the Premium Payment shall be treated as an expense of the Middle-Tier REMIC.

            Premium Shortfall: For any Distribution Date, the amount by which the Premium Payment exceeds the amount of premium actually distributed to MBIA on such Distribution Date pursuant to clause (i) of the definition of Premium Distribution Amount.

            Premium Unpaid Shortfall: As to any Distribution Date, the amount by which the aggregate Premium Shortfalls on prior Distribution Dates exceeds the amount of premium actually distributed to MBIA on such prior Distribution Dates pursuant to clause (ii) of the definition of Premium Distribution Amount.

            Prepayment Interest Excess: As to any Principal Prepayment received or, in the case of partial Principal Prepayments, applied by the applicable Servicer or the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment.

            Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

            Prepayment Period: With respect to any voluntary prepayment of a Mortgage Loan and, as to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

            Principal: Principal Residential Mortgage, Inc., and its successors and assigns, in its capacity as seller of the Principal Mortgage Loans to the Transferor.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Loan Sale Date: The date that the Principal Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Principal Mortgage Loans: The Mortgage Loans for which Principal is listed as "Originator" on the Mortgage Loan Schedule.

            Principal Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of August 1, 2002, between GMAC, as purchaser, and Principal, as seller, as the same may be amended from time to time.

            Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments will be applied by the applicable Servicers in accordance with the terms of the related Purchase and Servicing Agreements and Principal Prepayments in full shall be applied by the applicable Servicers in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received or advanced by the Servicer prior to the related Servicer Remittance Date (including the portion of Insurance Proceeds or Condemnation Proceeds allocable to principal), and all Principal Prepayments received during the related Prepayment Period, (ii) the Liquidation Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Prepayment Period, (iii) the portion of the purchase price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date for the current Distribution Date, (iv) the principal portion of all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs and (v) the allocable portion of the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal).

            Private Certificate: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement dated November 25, 2002 relating to the Offered Certificates.

            Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Purchase and Servicing Agreements.

            Provident: Provident Funding Associates, and its successors and assigns, in its capacity as seller of the Provident Mortgage Loans to the Transferor.

            Provident Loan Sale Date: The date that the Provident Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Provident Mortgage Loans: The Mortgage Loans for which Provident is listed as "Originator" on the Mortgage Loan Schedule.

            Provident Purchase and Servicing Agreement: The Master Loan Purchase and Servicing Agreement, dated as of August 1, 2002, between the Transferor, as purchaser, and Provident, as seller, as the same may be amended from time to time.

            PUD: Planned Unit Development.

            Purchase and Servicing Agreements:

            (a) The Alliance Purchase and Servicing Agreement;

            (b) The Alterna Purchase and Servicing Agreement;

            (c) The American Express Purchase and Servicing Agreement;

            (d) The Bank of America Purchase and Servicing Agreement;

            (e) The Cendant Purchase and Servicing Agreement;

            (f) The Chapel Purchase and Servicing Agreement;

            (g) The Chase Purchase and Servicing Agreement;

            (h) The Concord Purchase and Servicing Agreement;

            (i) The First Financial Purchase and Servicing Agreement;

            (j) The First Guaranty Purchase and Servicing Agreement;

            (k) The First Horizon Purchase and Servicing Agreement;

            (l) The Genisys Purchase and Servicing Agreement;

            (m) The GMACM Servicing Agreement;

            (n) The Greenpoint Purchase and Servicing Agreement;

            (o) The Homestar Purchase and Servicing Agreement;

            (p) The JLM Purchase and Servicing Agreement;

            (q) The Market Street Purchase and Servicing Agreement;

            (r) The Mortgage Network Purchase and Servicing Agreement;

            (s) The Mortgage Store Purchase and Servicing Agreement;

            (t) The National City Purchase and Servicing Agreement;

            (u) The Ohio Bank Purchase and Servicing Agreement;

            (v) The Principal Purchase and Servicing Agreement;

            (w) The Provident Purchase and Servicing Agreement;

            (x) The RBC Purchase and Servicing Agreement;

            (y) The Secured Bankers Company Purchase and Servicing Agreement;

            (z) The SIB Purchase and Servicing Agreement;

            (aa) The SoCal Purchase and Servicing Agreement;

            (bb) The Taylor Bean Purchase and Servicing Agreement;

            (cc) The Universal Purchase and Servicing Agreement;

            (dd) The US Mortgage Servicing Agreement;

            (ee) The Wachovia Purchase and Servicing Agreement;

            (ff) The Wall Street Purchase and Servicing Agreement;

            (gg) The WAMU Purchase and Servicing Agreement;

            (hh) The Wells Fargo Servicing Agreement; and

            (ii) The WMMSC Servicing Agreement.

            Purchase Price: With respect to any Mortgage Loan required to be purchased by the Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the applicable Servicer or the Master Servicer, as the case may be, made an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

            Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

            Qualified Mortgage Insurer: Any mortgage insurer that is Fannie Mae and Freddie Mac approved.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and MBIA. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            RBC: RBC Mortgage, and its successors and assigns, in its capacity as seller of the RBC Mortgage Loans.

            RBC Loan Sale Date: The date that the RBC Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            RBC Mortgage Loans: The Mortgage Loans for which RBC is listed as "Originator" on the Mortgage Loan Schedule.

            RBC Purchase and Servicing Agreement: The Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2002, between GMACM, as purchaser, and RBC, as seller, as the same may be amended from time to time.

            Realized Losses: With respect to any date of determination and any Liquidated Loan, the amount, if any, by which (a) the unpaid Stated Principal Balance of such Liquidated Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in the connection with the liquidation of such Liquidated Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

            Regular Certificates: The Certificates other than the Class R Certificates.

            Reimbursement Amount: The sum of (a) the aggregate unreimbursed amount of any payments made by MBIA under the Policy, together with interest on such amount from the date of payment by MBIA until paid in full at a rate equal to the Pass-Through Rate for the Class A-7 Certificates plus (b) all costs and expenses of MBIA in connection with any action, proceeding or investigation affecting or relating to the Trust or the rights or obligations of MBIA under this Agreement or under the Policy, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting MBIA or MBIA's interests, together with interest thereon at a rate equal to the Pass-Through Rate for the Class A-7 Certificates from the date such costs and expenses were incurred or paid by MBIA.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any comparable state statute (including the comparable provisions under the California Military and Veterans Code, as amended).

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

            REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

            REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Mortgage Loan.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Retained Spread: With respect to each Distribution Date to and including the Distribution Date in March 2003, an amount equal to one month's interest at a rate equal to 1.3333333333% per annum on a notional amount equal to the lesser of (i) $135,000,000 and (ii) the aggregate principal balance of the Mortgage Loans (prior to giving effect to scheduled payments of principal due during the related Due Period and unscheduled collections of principal received during the related Prepayment Period).

            S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Trustee, Depositor and the Master Servicer.

            Secured Bankers Company: Secured Bankers Mortgage Company, and its successors and assigns, in its capacity as seller of the Secured Bankers Company Mortgage Loans.

            Secured Bankers Company Loan Sale Date: The date that the Secured Bankers Company Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Secured Bankers Company Loans: The Mortgage Loans for which Secured Bankers Company is listed as "Originator" on the Mortgage Loan Schedule.

            Secured Bankers Company Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement dated as of July 1, 2002, between GMACM, as purchaser, and Secured Bankers Company, as seller, as the same may be amended from time to time.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Certificates: As specified in the Preliminary Statement.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 10.70%.

            Servicer: Each of Bank of America, Cendant, Chase, First Horizon, GMACM, National City, US Mortgage, WAMU, WMMSC and Wells Fargo, as applicable.

            Servicer Remittance Date: With respect any Servicer (other than Cendant and WMMSC) and any Distribution Date, the 18th day of each calendar month, or if such 18th day is not a Business Day, either the immediately preceding Business Day or the immediately succeeding Business Day, as the case may be. With respect to Cendant and WMMSC, as to any Distribution Date, the 24th day of each calendar month, or if such 24th day is not a Business Day, the immediately preceding Business Day.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its master servicing obligations or the applicable Servicer, as the case may be, of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer or the applicable Servicer, as the case may be, pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

            Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the outstanding principal balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction for any Compensating Interest payments required to be made by the applicable Servicer.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

            SIB: SIB Mortgage Corp., and its successors and assigns, in its capacity as seller of the SIB Mortgage Loans to the Transferor.

            SIB Loan Sale Date: The date that the SIB Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            SIB Mortgage Loans: The Mortgage Loans for which SIB is listed as "Originator" on the Mortgage Loan Schedule.

            SIB Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and SIB, as seller, as the same may be amended from time to time.

            Similar Law: As defined in Section 5.02(b) hereof.

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 0.50% of the Cut-off Date Pool Balance. On and after the Stepdown Date, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

            Startup Day: The Closing Date.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal; provided, however, that the principal balance of any Liquidated Loan shall be assumed to be zero. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced on or prior to the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in November 2005, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            SoCal: Kirkwood Financial Corporation d/b/a SoCal Loan, and its successors and assigns, in its capacity as seller of the SoCal Mortgage Loans to the Transferor.

            SoCal Loan Sale Date: The date that SoCal Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            SoCal Mortgage Loans: The Mortgage Loans for which SoCal is listed as "Originator" on the Mortgage Loan Schedule.

            SoCal Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as September 1, 2002, between the Transferor, as purchaser, and SoCal, as seller, as the same may be amended from time to time.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

            Tax Matters Person: The Holder of the Class R Certificates designated as "tax matters person" of each of the Lower-Tier REMIC, Middle-Tier REMIC and Upper-Tier REMIC in the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Taylor Bean: Taylor, Bean & Whitaker Corp., and its successors and assigns, in its capacity as seller of the Taylor Bean Mortgage Loans.

            Taylor Bean Loan Sale Date: The date that the Taylor Bean Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Taylor Bean Mortgage Loans: The Mortgage Loans for which Taylor Bean is listed as "Originator" on the Mortgage Loan Schedule.

            Taylor Bean Purchase and Servicing Agreement: The Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of May 1, 2002, between GMACM, as purchaser, and Taylor Bean, as seller, as the same may be amended from time to time.

            The Mortgage Store: The Mortgage Store, a California Corporation, and its successors and assigns, in its capacity as seller of The Mortgage Store Mortgage Loans to the Transferor.

            The Mortgage Store Loan Sale Date: The date that The Mortgage Store Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            The Mortgage Store Mortgage Loans: The Mortgage Loans for which The Mortgage Store is listed as "Originator" on the Mortgage Loan Schedule.

            The Mortgage Store Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and The Mortgage Store, as seller, as the same may be amended from time to time.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Servicer Remittance Date) or advanced on the Mortgage Loans for Due Dates in the related Due Period (net of the Servicing Fee) over (ii) the sum of (a) the interest payable to the Classes of Certificates and Premium Payment payable to MBIA on such Distribution Date pursuant to Section 4.02(a) and (b) the amount of Retained Spread for such Distribution Date.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transferor: UBS Warburg Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

            Trigger Event: After the Stepdown Date, a Trigger Event exists if
(i) the quotient (expressed as a percentage) of (x) the rolling three month average of the outstanding principal balances of 60+ Day Delinquent Mortgage Loans, (including each Mortgage Loan in Foreclosure, each Mortgage Loan for which the related Mortgagor has filed for bankruptcy after the Closing date and each Mortgage Loan related to a REO Property), divided by (y) the aggregate outstanding principal balance of the Mortgage Loans equals or exceeds 50% of the prior period's Senior Enhancement Percentage or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by
(y) the Cut-off Date Pool Balance exceeds the applicable percentages set forth below with respect to any Distribution Date:

DISTRIBUTION DATE OCCURRING IN                                  LOSS PERCENTAGE
------------------------------------------------------------    ---------------
December 2005 through November 2006                             0.5%
December 2006 through November 2007                             0.9%
December 2007 through November 2008                             1.0%
December 2008 through November 2009                             1.2%
December 2009 and thereafter                                    1.3%

            Trust: As defined in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of:
(a) the Mortgage Loan Purchase Agreement, the Assignment Agreements, the Purchase and Servicing Agreements (other than any rights of the Depositor to indemnification by any Originator with respect to breaches of representations and warranties made by such Originator therein, which indemnification provisions are set forth in: (i) with respect to Alliance, Section 3.3 of the Alliance Purchase and Servicing Agreement, (ii) with respect to Alterna Section 5.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Alterna Mortgage Loans only) of the Alterna Purchase and Servicing Agreement, (iii) with respect to America Mortgage Express, Section
5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the American Mortgage Express Mortgage Loans only) of the American Mortgage Express Purchase and Servicing Agreement, (iv) with respect to Bank of America, Section 7.03 of the Bank of America Purchase and Servicing Agreement, (v) with respect to Cendant, Sections 3.04 and 9.01(i) of the Cendant Purchase and Servicing Agreement, (vi) with respect to Chase, Section 8.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Chase Mortgage Loans only) of the Chase Purchase and Servicing Agreement, (vii) with respect to Chapel, Section 5.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Chapel Mortgage Loans only) of the Chapel Purchase and Servicing Agreement, (viii) with respect to Concord, Section 5.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Concord Mortgage Loans only) of the Concord Purchase and Servicing Agreement, (ix) with respect to First Horizon, Sections 7.03 and 13.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the First Horizon Mortgage Loans only) of the First Horizon Purchase and Servicing Agreement, (x) with respect to First Financial, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding First Financial Mortgage Loans only) of First Financial Purchase and Servicing Agreement, (xi) with respect to First Guaranty, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the First Guaranty Mortgage Loans only) of the First Guaranty Purchase and Servicing Agreement,
(xii) with respect to Genisys, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Genisys Mortgage Loans only) of the Genisys Purchase and Servicing Agreement, (xiii) with respect to Greenpoint, Section 3.3 of the Greenpoint Purchase and Servicing Agreement, (xiv) with respect to Homestar, Sections 3.3 of the Homestar Purchase and Servicing Agreement, (xv) with respect to JLM, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the JLM Mortgage Loans only) of the JLM Purchase and Servicing Agreement, (xvi) with respect to Market Street, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Market Street Mortgage Loans only) of the Market Street Purchase and Servicing Agreement,
(xvii) with respect to Mortgage Network, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Mortgage Network Mortgage Loans only) of the Mortgage Network Purchase and Servicing Agreement, (xviii) with respect to National City, Sections 3.03 and
9.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the National City Mortgage Loans only) of the National City Purchase and Servicing Agreement, (xix) with respect to Ohio Bank, Section 7.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Ohio Bank Mortgage Loans only) of the Ohio Bank Purchase and Servicing Agreement, (xx) with respect to Principal, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Principal Mortgage Loans only) of the Principal Purchase and Servicing Agreement, (xxi) with respect to Provident, Sections 7.03 and 13.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Provident Mortgage Loans only) of the Provident Purchase and Servicing Agreement, (xxii) with respect to RBC,
Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the RBC Mortgage Loans only) of the RBC Purchase and Servicing Agreement, (xxiii) with respect to Secured Bankers Company, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Secured Bankers Company Mortgage Loans only) of the Secured Bankers Company Purchase and Servicing Agreement,
(xxiv) with respect to SIB, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the SIB Mortgage Loans only) of the SIB Purchase and Servicing Agreement, (xxv) with respect to Taylor Bean, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Taylor Bean Mortgage Loans only) of the Taylor Bean Purchase and Servicing Agreement, (xxvi) with respect to The Mortgage Store, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Mortgage Store Mortgage Loans only) of the Mortgage Store Purchase and Servicing Agreement, (xxvii) with respect to Universal, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Universal Mortgage Loans only) of the Universal Purchase and Servicing Agreement, (xxviii) with respect to SoCal, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the SoCal Mortgage Loans only) of the SoCal Purchase and Servicing Agreement, (xxix) with respect to Wachovia, Section 3.3 of the Wachovia Purchase and Servicing Agreement, (xxx) with respect to Wall Street Bankers, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Wall Street Bankers Mortgage Loans only) of the Wall Street Bankers Purchase and Servicing Agreement and (xxxi) with respect to WAMU, Section 3.3 of the WAMU Purchase and Servicing Agreement, and which rights shall, in each case, be retained by the Depositor); (b) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (c) the Collection Account, the Distribution Account, the Excess Reserve Fund Account, the Yield Maintenance Reserve Account all amounts deposited therein pursuant to the applicable provisions of this Agreement; (d) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (e) the Yield Maintenance Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trustee: Bank One, N.A., a national banking association, and its successors and, if a successor trustee is appointed hereunder, such successor.

            Universal: Universal American Mortgage Company, and its successors and assigns, in its capacity as seller of the Universal Mortgage Loans to the Transferor.

            Universal Loan Sale Date: The date that the Universal Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Universal Mortgage Loans: The Mortgage Loans for which Universal is listed as "Originator" on the Mortgage Loan Schedule.

            Universal Purchase and Servicing Agreement: The Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of May 1, 2002, between GMACM, as purchaser, and Universal, as seller, as the same may be amended from time to time.

            Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the excess of (x) the portion of the Accrued Certificate Interest from prior Distribution Dates remaining unpaid over (y) the amount in respect of interest on that Class of Certificates actually distributed on the preceding Distribution Date and (b) interest on such unpaid amount at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Interest: Any one of the Upper-Tier REMIC Regular Interests or Class A-UR Interest.

            Upper-Tier REMIC Regular Interest: Any of the REMIC regular interests represented by the Class A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-3A Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class C Certificates and Class A-IO Certificates as described in the Preliminary Statement.

            US Mortgage: US Mortgage, and its successors and assigns, in its capacity as seller of the US Mortgage Loans to the Transferor.

            US Mortgage Loan Sale Date: The date that the US Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            US Mortgage Loans: The Mortgage Loans for which US Mortgage is listed as "Servicer" on the Mortgage Loan Schedule.

            US Mortgage Servicing Agreement: Solely with respect to the US Mortgage Loans, the Servicing Agreement, dated as of September 1, 2002, between the Transferor and US Mortgage, as the same may be amended from time to time, and any assignment and conveyance related to the US Mortgage Loans.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) the Interest Only Certificates will be entitled to 1% in the aggregate of all Voting Rights (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights (and the Voting Rights allocated to the Interest Only Certificates if there are no Interest Only Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

            For so long as no MBIA Default has occurred and is continuing, MBIA shall be entitled to exercise on behalf of the Holders of the Class A-7 Certificates the Voting Rights of such Class unless MBIA has consented in writing to the exercise of such Voting Rights by such Holders.

            Wachovia: Wachovia Mortgage Corporation, and its successors and assigns, in its capacity as seller of the Wachovia Mortgage Loans.

            Wachovia Loan Sale Date: The date that the Wachovia Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Wachovia Mortgage Loans: The Mortgage Loans for which Wachovia is listed as "Originator" on the Mortgage Loan Schedule.

            Wachovia Purchase and Servicing Agreement: The Mortgage Loan Sale and Servicing Transfer Agreement, dated as of July 1, 2002, between Wells Fargo Funding, Inc., as purchaser, and Wachovia, as seller, as the same may be amended from time to time.

            Wall Street Bankers: Wall Street Bankers, and its successors and assigns, in its capacity as seller of the Wall Street Bankers Mortgage Loans to the Transferor.

            Wall Street Bankers Loan Sale Date: The date that the Wall Street Bankers Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            Wall Street Bankers Mortgage Loans: The Mortgage Loans for which Wall Street Bankers is listed as "Originator" on the Mortgage Loan Schedule.

            Wall Street Purchase and Servicing Agreement: The Master Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of September 1, 2002, between the Transferor, as purchaser, and Wall Street Bankers, as seller, as the same may be amended from time to time.

            WAMU: Washington Mutual Bank, FA, and its successors and assigns, in its capacity as Servicer of the WAMU Mortgage Loans.

            WAMU Loan Sale Date: The date that the WAMU Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

            WAMU Mortgage Loans: The Mortgage Loans for which WAMU is listed as "Servicer" on the Mortgage Loan Schedule.

            WAMU Purchase and Servicing Agreement: Solely with respect to the WAMU Mortgage Loans, the Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2002 between the Transferor and WAMU as the same may be amended from time to time.

            Wells Fargo: Wells Fargo Home Mortgage, Inc. and its successors and assigns, in its capacity as Servicer of the Wells Fargo Serviced Mortgage Loans.

            Wells Fargo Serviced Mortgage Loans: The Mortgage Loans serviced by Wells Fargo pursuant to the Wells Fargo Servicing Agreement as set forth on the Mortgage Loan Schedule as of the Closing Date.

            Wells Fargo Servicing Agreement: The Seller's Warranties and Servicing Agreement, dated as of July 1, 2002, between the Transferor and Wells Fargo, as the same may be amended from time to time.

            WMMSC: Washington Mutual Mortgage Securities Corp., and its successors and assigns, in its capacity as Servicer of the WMMSC Mortgage Loans to the Transferor.

            WMMSC Investment Earnings Amount: With respect to any Distribution Date, an amount equal to the investment earnings that accrued on amounts then held in the Distribution Account in respect of the WMMSC Monthly Remittance Amount, for the period from and including the Servicer Remittance Date immediately preceding such Distribution Date, to and including such Distribution Date.

            WMMSC Monthly Remittance Amount: With respect to any Distribution Date and the WAMU Mortgage Loans, an amount equal to the funds that WMMSC withdrew from its Protected Account and remitted to the Trustee on the Servicer Remittance Date immediately preceding such Distribution Date in respect of any of the items listed in subclauses (i) through (viii) of Section 2.6(b) of the WMMSC Servicing Agreement.

            WMMSC Mortgage Loans: The Mortgage Loans serviced by WMMSC pursuant to the WMMSC Securities Servicing Agreement as set forth on the Mortgage Loan Schedule as of the Closing Date.

            WMMSC Servicing Agreement: Solely with respect to the WMMSC Mortgage Loans, the Mortgage Loan Purchase Agreement, dated as of August 1, 2002, between the Transferor, as purchaser, and WMMSC, as seller and servicer, as the same may be amended from time to time.

            Yield Maintenance Agreement: The interest rate cap agreement between the Trustee, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit M. The Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            Yield Maintenance Agreement Payment: Beginning on the first Distribution Date and on each Distribution Date thereafter through the Distribution Date in July 2005, the amount equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds 6.000% and (b) the product of the Yield Maintenance Notional Amount for that Distribution Date, calculated on the basis of the actual number of days in the related Interest Accrual Period and on a 360-day year.

            Yield Maintenance Agreement Provider: UBS AG, London Branch and any successor thereto.

            Yield Maintenance Notional Amount: With respect to any Distribution Date, the amount set forth Schedule III of this Agreement for such Distribution Date.

            Yield Maintenance Reserve Account: The separate Eligible Account or Accounts created and maintained by the Trustee pursuant to Section 3.07 with a depository institution in the name of the Trustee on behalf of Certificateholders and designated "Bank One, N.A., in trust for the registered holders of Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates Series 2002-3." The Yield Maintenance Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Transferor to the Depositor, pursuant to the Assignment Agreements and the Mortgage Loan Purchase Agreement, solely with respect to the Mortgage Loans, and, solely with respect to the Mortgage Loans, all of the Transferor's right, title and interest in and to the Purchase and Servicing Agreement (other than any rights of the Depositor to indemnification by an Originator with respect to breaches of representations and warranties made by such Originator therein, which indemnification provisions are set forth in:
(i) with respect to Alliance, Section 3.3 of the Alliance Purchase and Servicing Agreement, (ii) with respect to Alterna Section 5.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Alterna Mortgage Loans only) of the Alterna Purchase and Servicing Agreement,
(iii) with respect to America Mortgage Express, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the American Mortgage Express Mortgage Loans only) of the American Mortgage Express Purchase and Servicing Agreement, (iv) with respect to Bank of America,
Section 7.03 of the Bank of America Purchase and Servicing Agreement, (v) with respect to Cendant, Sections 3.04 and 9.01(i) of the Cendant Purchase and Servicing Agreement, (vi) with respect to Chase, Section 8.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Chase Mortgage Loans only) of the Chase Purchase and Servicing Agreement,
(vii) with respect to Chapel, Section 5.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Chapel Mortgage Loans only) of the Chapel Purchase and Servicing Agreement, (viii) with respect to Concord, Section 5.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the Concord Mortgage Loans only) of the Concord Purchase and Servicing Agreement, (ix) with respect to First Horizon, Sections 7.03 and 13.01 (with respect to indemnity for the seller's breaches of representations and warranties regarding the First Horizon Mortgage Loans only) of the First Horizon Purchase and Servicing Agreement, (x) with respect to First Financial, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding First Financial Mortgage Loans only) of First Financial Purchase and Servicing Agreement, (xi) with respect to First Guaranty, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the First Guaranty Mortgage Loans only) of the First Guaranty Purchase and Servicing Agreement,
(xii) with respect to Genisys, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Genisys Mortgage Loans only) of the Genisys Purchase and Servicing Agreement, (xiii) with respect to Greenpoint, Section 3.3 of the Greenpoint Purchase and Servicing Agreement, (xiv) with respect to Homestar, Sections 3.3 of the Homestar Purchase and Servicing Agreement, (xv) with respect to JLM, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the JLM Mortgage Loans only) of the JLM Purchase and Servicing Agreement, (xvi) with respect to Market Street, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Market Street Mortgage Loans only) of the Market Street Purchase and Servicing Agreement,
(xvii) with respect to Mortgage Network, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Mortgage Network Mortgage Loans only) of the Mortgage Network Purchase and Servicing Agreement, (xviii) with respect to National City, Sections 3.03 and
9.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the National City Mortgage Loans only) of the National City Purchase and Servicing Agreement, (xix) with respect to Ohio Bank, Section 7.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Ohio Bank Mortgage Loans only) of the Ohio Bank Purchase and Servicing Agreement, (xx) with respect to Principal, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Principal Mortgage Loans only) of the Principal Purchase and Servicing Agreement, (xxi) with respect to Provident, Sections 7.03 and 13.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Provident Mortgage Loans only) of the Provident Purchase and Servicing Agreement, (xxii) with respect to RBC,
Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the RBC Mortgage Loans only) of the RBC Purchase and Servicing Agreement, (xxiii) with respect to Secured Bankers Company, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Secured Bankers Company Mortgage Loans only) of the Secured Bankers Company Purchase and Servicing Agreement,
(xxiv) with respect to SIB, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the SIB Mortgage Loans only) of the SIB Purchase and Servicing Agreement, (xxv) with respect to Taylor Bean, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Taylor Bean Mortgage Loans only) of the Taylor Bean Purchase and Servicing Agreement, (xxvi) with respect to The Mortgage Store, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Mortgage Store Mortgage Loans only) of the Mortgage Store Purchase and Servicing Agreement, (xxvii) with respect to Universal, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Universal Mortgage Loans only) of the Universal Purchase and Servicing Agreement, (xxviii) with respect to SoCal, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the SoCal Mortgage Loans only) of the SoCal Purchase and Servicing Agreement, (xxix) with respect to Wachovia, Section 3.3 of the Wachovia Purchase and Servicing Agreement, (xxx) with respect to Wall Street Bankers, Section 5.01 (with respect to the indemnity for seller's breaches of representations and warranties regarding the Wall Street Bankers Mortgage Loans only) of the Wall Street Bankers Purchase and Servicing Agreement and (xxxi) with respect to WAMU, Section 3.3 of the WAMU Purchase and Servicing Agreement, and which rights shall, in each case, be retained by the Depositor).

            (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Master Servicer, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ___________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the related Originator or the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

            (ii) except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the related Originator as being a true and complete copy of the Mortgage;

            (iii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in the following form: "Bank One, N.A., in trust for the MASTR Alternative Loan Trust 2002-3 for the benefit of the Holders of the Mortgage Pass-Though Certificates, Series 2002-3" together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

            (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (v) except as provided below, the original or duplicate original lender's title policy and all riders thereto.

            Notwithstanding the foregoing, if any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall ensure that the applicable Servicer takes all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            If in connection with any Mortgage Loan the Depositor cannot deliver
(a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause
(ii) or (iii) above, or because the title policy has not been delivered to either the Master Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Master Servicer, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Master Servicer as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Master Servicer (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor to the Master Servicer. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Transferor shall deliver to the Master Servicer a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

            As promptly as practicable subsequent to such transfer and assignment, set forth in clause (a) above and in any event, within ninety (90) days thereafter, the Master Servicer shall affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, and, subject to Section 2.02, the Master Servicer shall enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, the related Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within ninety (90) days after receipt thereof and that the related Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction under the laws of which an Opinion of Counsel has been delivered to the Trustee stating the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Master Servicer on behalf of the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.07 hereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MASTR Alternative Loan Trust 2002-3" and Bank One, N.A. is hereby appointed as Trustee in accordance with the provisions of this Agreement.

            Section 2.02 Acceptance by Trustee of the Mortgage Loans.

            The Master Servicer, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F (unless the related Mortgage has been registered in the name of MERS or its designee) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and each of the Master Servicer and Trustee together declare that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Master Servicer acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota, unless otherwise permitted by the Rating Agencies and the Trustee.

            The Master Servicer agrees to execute and deliver on the Closing Date to the Depositor and the Trustee an Initial Certification in the form annexed hereto as Exhibit F. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Master Servicer acknowledges, subject to any applicable exceptions noted on Exhibit F, that such documents appear regular on their face and relate to such Mortgage Loan. The Master Servicer shall be under no duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in
Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable.

            Not later than 90 days after the Closing Date, the Master Servicer shall deliver to the Depositor, the Trustee, MBIA and the Transferor a Final Certification in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon. The Master Servicer shall make available, upon request of any Certificateholder, a copy of any exceptions noted on the Initial Certification or the Final Certification. The Master Servicer shall make available, upon request of the Trustee, the identity of the Originator for any Mortgage Loan with a material exception.

            If, in the course of such review, the Master Servicer finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Master Servicer shall list such as an exception in the Final Certification; provided, however, that the Master Servicer shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable. The Trustee shall enforce the applicable duties of any Originator to correct and cure such document defects pursuant to the terms of the related Purchase and Servicing Agreements and if the related Originator fails to correct or cure the defect within a period of time specified in the related Purchase and Servicing Agreement and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Originator's obligation pursuant to the related Purchase and Servicing Agreement or the Transferor's obligations hereunder, to purchase such Mortgage Loan at the Purchase Price. Any such purchase of a Mortgage Loan shall not be effected prior to the delivery to the Master Servicer of a Request for Release substantially in the form of Exhibit L. The Purchase Price for any such Mortgage Loan shall be paid by the applicable Originator or the Transferor to the Master Servicer for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit, the Master Servicer shall release the related Mortgage File such Originator and the Trustee shall execute and deliver at such Originator's or the Transferor's request such instruments of transfer or assignment prepared by the Originator, in each case without recourse, representation or warranty, as shall be necessary to vest in the such Originator, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

            The Master Servicer shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Pursuant to the terms of the related Purchase and Servicing Agreement, the Master Servicer will cause each of the related Servicers to promptly deliver to it and thereupon will promptly deposit within each Mortgage File, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the related Servicers from time to time.

            It is understood and agreed that the obligations of an Originator, pursuant to the applicable Purchase and Servicing Agreement, and the Transferor hereunder, to purchase any Mortgage Loan which does not meet the requirements of
Section 2.01 above or substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan shall constitute the sole remedy respecting such defect available to the Trustee, the Master Servicer, the Depositor and any Certificateholder.

            Section 2.03 Remedies for Breaches of Representations and
Warranties.

            The Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

            Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Transferor pursuant to this Section 2.03 or by an Originator under the related Purchase and Servicing Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (determined without regard to the Policy), the party discovering such breach shall give prompt notice thereof to the other parties and to MBIA. A breach which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan. Upon receiving notice of a breach, the Trustee shall in turn notify the applicable Originator or the Transferor, as applicable, of such breach. The Trustee and, in the case of clause (i) that follows, the Trustee and the Transferor, shall enforce the obligations of (i) the applicable Originator in accordance with the related Purchase and Servicing Agreement, to correct or cure any such breach of a representation or warranty made pursuant to the related Purchase and Servicing Agreement within the time period specified in the related Purchase and Servicing Agreement and (ii) the Transferor in accordance with this Section 2.03 to correct or cure any such breach of a representation or warranty made herein, and if the Originator or the Transferor, as applicable, fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Originator's obligation, pursuant to the related Purchase and Servicing Agreement, or the Transferor's obligations hereunder, as the case may be, to (i) purchase such Mortgage Loan at the Purchase Price or (ii) substitute for the related Mortgage Loan a Substitute Mortgage Loan, in each case, such Mortgage Loan (a "Deleted Mortgage Loan") will be removed from the Trust Fund.

            The Transferor hereby covenants that within sixty (60) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this Section 2.03 which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such sixty (60) day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans into the Trust Fund, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below. The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach by the Transferor.

            With respect to any Eligible Substitute Mortgage Loan or Loans, the Transferor shall deliver to the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. Any substitution made by an Originator will be made in accordance with the terms of the related Purchase and Servicing Agreement which terms shall be enforced by the Trustee. No substitution is permitted to be made on any day in any calendar month after the Determination Date for such month.

            With respect to substitutions made by the Transferor, Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Transferor on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to this Section
2.03 with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Master Servicer shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the applicable Originator or the Transferor and shall execute and deliver or cause the Trustee to execute and deliver at Originator's or Transferor's direction such instruments of transfer or assignment prepared by the Originator or Transferor, in each case without recourse, representation or warranty, as shall be necessary to vest title in the Originator or Transferor, as applicable, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which an Originator or the Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the Transferor (or if such substitution is made by an Originator, the Master Servicer) on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            In the event that an Originator or the Transferor, as applicable, shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.07 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which such Originator or the Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the Master Servicer shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against such Persons respecting such matters available to Certificateholders, the Master Servicer, the Depositor or the Trustee on their behalf.

            The provisions of this Section 2.03 shall survive the conveyance and assignment of the Mortgage Files to the Trustee and the delivery of the respective Mortgage Files to the Master Servicer for the benefit of the Trustee and the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee and the Master Servicer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Transferor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, liens, defenses or counterclaims.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Master Servicer. Upon discovery by the Depositor, the Transferor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

            Section 2.05 [Reserved].

            Section 2.06 Execution and Delivery of Certificates.

            The Trustee acknowledges the transfer and assignment to it of the Trust Fund and acknowledges the issuance of the Lower-Tier REMIC Interests in exchange therefor. The Trustee further acknowledges the transfer and assignment to it of the Lower-Tier REMIC Interests and Middle-Tier REMIC Interests and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and the Lower-Tier REMIC Regular Interests and Middle-Tier REMIC Regular Interests and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

            Section 2.07 REMIC Matters.

            The Preliminary Statement sets forth the designations as "regular interests" or "residual interests" and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year using the accrual method of accounting.

            The Class C Certificates shall represent two Upper-Tier REMIC Regular Interests: (i) a "specified portion," within the meaning of the REMIC Provisions as described as the "first" regular interest in the Preliminary Statement and the footnote thereto and (ii) a "specified portion," within the meaning of the REMIC Provisions, of 100% of the interest payments on the Class Spread-M Interest, which in turn shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Class L1 Interest at a rate of 1.3333333333% for each Distribution Date through and including the Distribution Date in March 2003, and 0% thereafter.

            The Class A-IO Certificates shall represent a "specified portion," within the meaning of the REMIC Provisions, of 100% of the interest payments on the Class IO-M Interest. The Class A-IO-M Interest shall represent a "specified portion," within the meaning of the REMIC Provisions:

            (i) for the Distribution Date in December 2002 through and including the Distribution Date in May 2003, of the interest payments on the Class L1, Class L2, Class L3, Class L4, Class L5 and Class L6 Interests equal to
      (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans minus (B) the excess (but not less than 1.3333333333% for each Distribution Date through and including the Distribution Date in March 2003 and not less than zero for each Distribution Date thereafter) of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans over
      (2) 6.00% per annum;

            (ii) for the Distribution Date in June 2003 through and including the Distribution Date in November 2003, of the interest payments on the Class L2, Class L3, Class L4, Class L5 and Class L6 Interests equal to (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans minus
      (B) the excess (but not less than zero) of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans over (2) 6.00% per annum;

            (iii) for the Distribution Date in December 2003 through and including the Distribution Date in May 2004, of the interest payments on the Class L3, Class L4, Class L5 and Class L6 Interests equal to (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans minus (B) the excess (but not less than zero) of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans over (2) 6.00% per annum;

            (iv) for the Distribution Date in June 2004 through and including the Distribution Date in November 2004, of the interest payments on the Class L4, Class L5 and Class L6 Interests equal to (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans minus (B) the excess (but not less than zero) of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans over (2) 6.00% per annum;

            (v) for the Distribution Date in December 2004 through and including the Distribution Date in May 2005, of the interest payments on the Class L5 and Class L6 Interests equal to (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans minus (B) the excess (but not less than zero) of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans over (2) 6.00% per annum;

            (vi) for the Distribution Date in June 2005 through and including the Distribution Date in November 2005, of the interest payments on the Class L6 Interest equal to (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans minus (B) the excess (but not less than zero) of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans over (2) 6.00% per annum; and

            (vii) for each Distribution Date thereafter, 0%.

            Section 2.08 Covenants of the Master Servicer.

            The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

            (a) subject to Section 3.01, the Master Servicer shall cause each Servicer to perform its obligations under the applicable Purchase and Servicing Agreement; and

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading; provided, however, that the Master Servicer shall have no liability hereunder and shall be indemnified pursuant to Section 6.03 for any information with respect to the WMMSC Mortgage Loans included in any report provided hereunder.

            Section 2.09 Representations and Warranties of the Master Servicer.

            The Master Servicer hereby represents and warrants to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

            (a) The Master Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms thereof.

            (b) The Master Servicer has the full power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) The execution and delivery of this Agreement by the Master Servicer, and the master servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Master Servicer and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Master Servicer, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

            (d) The Master Servicer or an affiliate thereof is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (e) No litigation is pending or threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to master service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

                                  ARTICLE III

                            ADMINISTRATION AND MASTER
                           SERVICING OF MORTGAGE LOANS

            Section 3.01 Master Servicing of Mortgage Loans.

            For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Purchase and Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. With respect to WMMSC, the WMMSC Mortgage Loans and the WMMSC Servicing Agreement, the obligations of the Master Servicer imposed in the preceding sentence shall be limited to: (i) collecting the monthly report provided by WMMSC under the WMMSC Servicing Agreement, (ii) enforcing WMMSC's obligation to remit to the Trustee hereunder,
(iii) receiving the annual compliance statements from WMMSC and (iv) complying with the provisions of Section 3.02(b) hereof and the WMMSC Servicing Agreement with respect to the termination of WMMSC. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior two sentences, and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer (provided, however, the Master Servicer shall have no obligation to review or evaluate any reports, information and other data provided by WMMSC with respect to the WMMSC Mortgage Loans) and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Purchase and Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.04 and any other information and statements required hereunder; provided, however, that the Master Servicer shall be under no obligation to perform the duties outlined in this sentence with respect to WMMSC or the WMMSC Mortgage Loans other than collecting the mortgage loan information provided to the Master Servicer by WMMSC to enable the Master Servicer to prepare the statement required under Section 4.04. Other than with respect to WMMSC and the WMMSC Mortgage Loans, the Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Purchase and Servicing Agreements.

            In accordance with the standards of the preceding paragraph and to the extent the related Servicer does not make such advance, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.08. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            Section 3.02 Monitoring of Servicers.

            (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Purchase and Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Purchase and Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Purchase and Servicing Agreement, or that a notice should be sent pursuant to such Purchase and Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

            (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Purchase and Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Purchase and Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Purchase and Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Purchase and Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

            (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Purchase and Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Purchase and Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

            (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Purchase and Servicing Agreement.

            (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

            Section 3.03 [Reserved].

            Section 3.04 Rights of the Depositor and the Trustee in Respect of the Master Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

            Section 3.05 Trustee to Act as Master Servicer.

            In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicer Event of Termination), the Trustee or its successor shall in accordance with Section
7.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer pursuant to Section 2.09 hereunder). Any such assumption shall be subject to Section 7.02 hereof. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

            The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

            The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.

            If the Master Servicer does not pay such reimbursement within thirty
(30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to
Section 3.10(b)(iv); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

            Section 3.06 Protected Accounts.

            (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Purchase and Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Purchase and Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Purchase and Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement (other than with respect to the Protected Account that WMMSC is required to maintain pursuant to the WMMSC Servicing Agreement).

            (b) In accordance with the terms of the applicable Purchase and Servicing Agreement, amounts on deposit in a Protected Account may be invested by the applicable Servicer in investments specified in such Purchase and Servicing Agreement. The income earned from investments made pursuant to this
Section 3.06 shall be paid to the related Servicer under the applicable Purchase and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Purchase and Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

            Section 3.07 Collection of Mortgage Loan Payments; Collection Account; Distribution Account; Yield Maintenance Reserve Account; Excess Reserve Fund Account.

            (a) The Master Servicer shall enforce the obligation of the Servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with the applicable Purchase and Servicing Agreement and the terms and provisions of any related Required Insurance Policy.

            (b) The Master Servicer shall establish and maintain a Collection Account into which the Master Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the Servicers (other than WMMSC and Cendant), or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

            (iii) all Liquidation Proceeds (including Insurance Proceeds), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicers or Master Servicer's normal servicing procedures;

            (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.07(e) in connection with any losses on Permitted Investments;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.15(b), 3.15(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.15 hereof;

            (vi) all Substitution Adjustment Amounts;

            (vii) all Advances made by the Master Servicer pursuant to Section 4.01;

            (viii) [Reserved];

            (ix) Compensating Interest Payments;

            (x) Any amounts deposited by the Master Servicer in connection with a deductible clause in any blanket hazard insurance policy in respect of the Mortgage Loans;

            (xi) All proceeds of a primary mortgage guaranty insurance policy in respect of the Mortgage Loans; and

            (xii) any other amounts required to be deposited hereunder.

            On each Servicer Remittance Date, the Master Servicer shall cause WMMSC (a) to withdraw the WMMSC Monthly Remittance Amount from its Protected Account and (b) to remit the WMMSC Monthly Remittance Amount to the Trustee.

            In the event that the Master Servicer shall deposit into the Collection Account any amount not required to be deposited, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

            (c) [Reserved].

            (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, on the Distribution Account Deposit Date, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.10(a)(ix);

            (ii) any amount deposited by the Master Servicer pursuant to Section 3.07(e) in connection with any losses on Permitted Investments; and

            (iii) any other amounts described hereunder which are required to be deposited in the Distribution Account.

            In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

            (e) Each institution at which the Collection Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account or Distribution Account as directed in writing by the Master Servicer, in Permitted Investments. Funds invested in the Collection Account shall mature not later than the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date). The Trustee shall invest funds on deposit in the Distribution Account in Permitted Investments as directed by the Master Servicer which Permitted Investments shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date). Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as master servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Collection Account or paid to the Trustee by wire transfer of immediately available funds for deposit into the Distribution Account. All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account and the WMMSC Investment Earnings Amount) shall be for the benefit of the Master Servicer as additional compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Distribution Account. The WMMSC Investment Earnings Amount net of any losses realized from any such investment of the WMMSC Monthly Remittance Amount on deposit in the Distribution Account shall be for the benefit of WMMSC and shall be remitted to it monthly by the Trustee as provided in Section 3.19. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trustee is the obligor and has defaulted thereon) or the Distribution Account and made in accordance with this Section 3.07. In the absence of written instructions by the Master Servicer to invest funds held in the Collection Account or Distribution Account, all funds on deposit thereon shall remain uninvested.

            (f) The Master Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

            The Trustee shall establish and maintain the Yield Maintenance Reserve Account, held in the name of the Trustee in trust for the benefit of the Class A-1A Certificateholders. The Trustee shall deposit in the Yield Maintenance Reserve Account on the date received by it, any Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date. On each Distribution Date, the Trustee shall withdraw from the Yield Maintenance Reserve Account any Yield Maintenance Agreement Payment and distribute to the Class A-1A Certificates an amount equal to any unreimbursed Basis Risk Carry Forward Amount (after giving effect to distributions made on that Distribution Date pursuant to Section 4.02(c)). On the first Distribution Date after July 2005, any remaining amounts on deposit in the Yield Maintenance Reserve Account shall be distributed to the Class C Certificates.

            (g) The Trustee shall account for the Yield Maintenance Reserve Account and the Excess Reserve Fund Account as assets of a grantor trust under subpart E, part I of subchapter J of the Code and not an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Yield Maintenance Reserve Account and the Excess Reserve Fund Account is the Class C Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by any REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class C Certificateholder.

            (h) Any Basis Risk Carry Forward Amount paid by the Trustee pursuant to this Section 3.7 to the Offered Certificates shall be accounted for by the Trustee as amounts paid first to the Class C Certificates and then to the respective Class or Classes of Offered Certificates. In addition, the Trustee shall account for the Offered Certificates' rights to receive payments of Basis Risk Carry Forward Amount as rights in a limited recourse interest rate cap contract written by the Class C Certificates in favor of each such Class of Offered Certificates.

            (i) For federal tax return and information reporting, the right of the Certificateholders of the Class A Offered Certificates to receive payments under the Yield Maintenance Agreement in respect of any Yield Maintenance Agreement Payments and the Excess Reserve Fund Account in respect of any Basis Risk Payments shall be assigned a value of zero.

            Section 3.08 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            To the extent required by the related Purchase and Servicing Agreement and by the related Mortgage Note and not in violation of current law, the Master Servicer shall require each Servicer to establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

            Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Master Servicer shall afford and shall require the Servicers to afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement or the Purchase and Servicing Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the applicable Servicer.

            Upon reasonable advance notice in writing, the Master Servicer will provide or shall require the Servicers to provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer or the applicable Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer or the applicable Servicer in providing such reports and access.

            Section 3.10 Permitted Withdrawals from the Collection Account and Distribution Account.

            (a) The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

            (i) to pay to the Servicers (to the extent not previously retained by them), the servicing compensation to which they are entitled pursuant to Section 3.19, and to pay to the Master Servicer, earnings on or investment income with respect to funds in or credited to the Collection Account and the fee referred to in clause (b) of the definition of "Master Servicing Compensation";

            (ii) to reimburse the Servicers or the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicers or the Master Servicer for any Nonrecoverable Advance previously made;

            (iv) to reimburse the Servicers or the Master Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to reimburse the Servicers or the Master Servicer for (a) unreimbursed Servicing Advances, the Servicers' or the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06 and (b) for unpaid Servicing Fees as provided in Section 3.15 hereof;

            (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
      Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

            (vii) to reimburse the Transferor, the Master Servicer or the Depositor for expenses or indemnities incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

            (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

            (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the Available Funds for such Distribution Date and remit by wire transfer of immediately available funds such amount to the Trustee for deposit in the Distribution Account;

            (x) to reimburse the Master Servicer for any costs or expenses incurred by it and reimbursable pursuant to Section 3.02; and

            (xi) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Master Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of
Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

            (i) [Reserved];

            (ii) to pay to the Master Servicer earnings on or investment income with respect to funds in or credited to the Distribution Account;

            (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein;

            (iv) to withdraw any indemnity, expense or other reimbursement owed to it pursuant to this Agreement, including, without limitation, Section 3.05, Section 7.02 and Section 8.05; and

            (v) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

            Section 3.11 Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

            (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Purchase and Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Purchase and Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Purchase and Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

            (b) Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Purchase and Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.07 and 3.08.

            Section 3.12 Presentment of Claims and Collection of Proceeds.

            The Master Servicer shall (to the extent provided in the applicable Purchase and Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

            Section 3.13 Maintenance of the Primary Insurance Policies.

            (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Purchase and Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Purchase and Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Purchase and Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Purchase and Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Purchase and Servicing Agreement, as applicable.

            (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Purchase and Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections
3.07 and 3.08, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.

            Section 3.14 Realization Upon Defaulted Mortgage Loans.

            The Master Servicer shall cause each Servicer (to the extent required under the related Purchase and Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Purchase and Servicing Agreement.

            Section 3.15 REO Property.

            (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Purchase and Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Purchase and Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Purchase and Servicing Agreement, subject to the REMIC Provisions.

            (b) The Master Servicer shall, to the extent required by the related Purchase and Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

            (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

            (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Collection Account.

            In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause the applicable Servicer to comply with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

            Section 3.16 Due-on-Sale Clauses; Assumption Agreements.

            To the extent provided in the applicable Purchase and Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Purchase and Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Purchase and Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Purchase and Servicing Agreement.

            Section 3.17 Trustee to Cooperate; Release of Mortgage Files.

            Upon (i) the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or (ii) otherwise in connection with the servicing of any Mortgage Loan, the Master Servicer will, upon receipt of notification from the related Servicer pursuant to the applicable Purchase and Servicing Agreement, release the related Mortgage File to the related Servicer. Upon notification, the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

            If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Purchase and Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.18 Documents, Records and Funds in Possession of Master Servicer to Be Held for the Trustee.

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall place within the Mortgage File and shall cause each Servicer to transmit to the Master Servicer as required by this Agreement and the related Purchase and Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer or related Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or related Servicer or which otherwise are collected by the Master Servicer or related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or related Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account or any Protected Account, shall be held by the Master Servicer or the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the related Purchase and Servicing Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

            Section 3.19 Master Servicing Compensation.

            As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to all investment income gained on amounts held in the Collection Account plus, with respect to the Wells Fargo Serviced Mortgage Loans, an additional fee equal to (i) the Master Servicing Fee Rate multiplied by (ii) the Stated Principal Balance of the Wells Fargo Serviced Mortgage Loans as of the Due Date in the month preceding the month in which the related Distribution Date occurs. The Trustee will remit to the Master Servicer all investment income earned on amounts held in the Distribution Account net of the WMMSC Investment Earnings Amount which the Trustee shall remit directly to WMMSC.

            Section 3.20 Access to Certain Documentation.

            The Master Servicer shall provide and cause each Servicer to provide in accordance with the related Purchase and Servicing Agreement to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the related Servicer. Nothing in this Section shall limit the obligation of the Master Servicer and the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. In fulfilling such requests, the Master Servicer shall not be responsible to determine the sufficiency of such information.

            Section 3.21 Annual Statement as to Compliance.

            The Master Servicer shall deliver to the Depositor, each Rating Agency and the Trustee on or before March 15th of each year, commencing with March 15, 2003, an Officer's Certificate, signed by two officers of the Master Servicer, stating, as to the signers thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.22 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            On or before March 15th of each year, commencing with March 15, 2003, if the Master Servicer has, during the course of any fiscal year, directly serviced any Mortgage Loan, then at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that-such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac requires it to report. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

            Section 3.23 Errors and Omissions Insurance; Fidelity Bonds.

            The Master Servicer shall for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies shall be in such form and such amount generally acceptable for entities serving as master servicer. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE IV

                      DISTRIBUTIONS AND SERVICING ADVANCES

            Section 4.01 Advances.

            The Master Servicer shall deposit in the Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Purchase and Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under its Purchase and Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance. Any amounts deposited by the Master Servicer pursuant to this Section 4.01 shall be net of the Master Servicing Fee and the applicable Servicing Fee for the related Mortgage Loans.

            Section 4.02 Priorities of Distribution.

            On each Distribution Date, the Trustee shall, in accordance with the Monthly Statement for such Distribution Date and from funds on deposit in the Distribution Account, make the disbursements and transfers in the following order of priority and to the extent of the Available Funds remaining:

            (a) to the Certificateholders of each Class of Certificates and to MBIA, from Available Funds (excluding any Retained Spread for the first 4 Distribution Dates) in the following order or priority:

                  (i) to the Class A-IO Certificates, the Accrued Certificate
            Interest for the Class A-IO Certificates;

                  (ii) to the Class A-IO Certificates, the Unpaid Interest
            Amounts for the Class A-IO Certificates;

                  (iii) concurrently,

                        1) to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-3A, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, pro rata, the related Accrued Certificate Interest for those Classes; and

                        2) to MBIA, the Premium Distribution Amount, so long as the Class A-7 Certificates are outstanding;

                  (iv) to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-3A, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, pro rata, the related Unpaid Interest Amounts for those Classes; and

                  (v) to MBIA, any Reimbursement Amount due to it;

                  (vi) to the Class M-1 Certificates, the Accrued Certificate
            Interest for that Class;

                  (vii) to the Class M-1 Certificates, the Unpaid Interest
            Amounts for that Class;

                  (viii) to the Class M-2 Certificates, the Accrued Certificate
            Interest for that Class;

                  (ix) to the Class M-2 Certificates, the Unpaid Interest
            Amounts for that Class;

                  (x) to the Class B Certificates, the Accrued Certificate
            Interest for that Class; and

                  (xi) to the Class B Certificates, the Unpaid Interest Amounts
            for that Class;

            (b) (A) on each Distribution Date (x) before the related Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the Certificateholders of the Class or Classes of Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

                  (i) to the Class A-6 and Class A-7 Certificates, pro rata, the
            Lockout Principal Distribution Amount, until their respective Class Certificate Balances are reduced to zero;

                  (ii) sequentially, as follows, in each case, until their
            respective Class Certificate Balances are reduced to zero:

                        1) to the Class A-1 and Class A-1A Certificates pro rata, based upon their respective Class Certificate Balances;

                        2)    to the Class A-2 Certificates;

                        3) to the Class A-3 and Class A-3A Certificates, pro rata, based upon their respective Class Certificate Balances;

                        4)    to the Class A-4 Certificates;

                        5)    to the Class A-5 Certificates; and

                        6) to the Class A-6 and Class A-7 Certificates, pro rata, based upon their respective Class Certificate Balances;

                  (iii) to MBIA, any Reimbursement Amount due to it;

                  (iv) sequentially to the Class M-1, Class M-2 and Class B
            Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (x) on and after the related Stepdown Date and (y) as long as a Trigger Event is not in effect, to the Certificateholders of the Class or Classes of Certificates then entitled to distributions of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                  (i) to the Class A-6 and Class A-7 Certificates, pro rata, an amount up to the lesser of (x) the Class A Principal Distribution Amount and (y) the Lockout Principal Distribution Amount, until their respective Certificate Balance are reduced to zero;

                  (ii) an amount up to the remaining Class A Principal
            Distribution Amount, sequentially as follows, in each case, until their respective Class Certificate Balances are reduced to zero:

                        1) to the Class A-1 and Class A-1A Certificates, pro rata, based upon their respective Class Certificate Balances;

                        2)    to the Class A-2 Certificates;

                        3) to the Class A-3 and Class A-3A Certificates, pro rata, based upon their respective Class Certificate Balances;

                        4)    to the Class A-4 Certificates;

                        5)    to the Class A-5 Certificates; and

                        6) to the Class A-6 and Class A-7 Certificates, pro rata, based upon their respective Certificate Balances;

                  (iii) to MBIA, any Reimbursement Amount due to it;

                  (iv) an amount up to the Class M-1 Principal Distribution
            Amount, to the Class M-1 Certificates, until the Class Certificate Balance of such Class has been reduced to zero;

                  (v) an amount up to the Class M-2 Principal Distribution
            Amount, to the Class M-2 Certificates, until the Class Certificate Balance of such Class has been reduced to zero; and

                  (vi) an amount up to the Class B Principal Distribution Amount to the Class B Certificates, until the Class Certificate Balance of such Class has been reduced to zero;

            (c) any amount remaining after the distributions in subsections (a) and (b) above (other than Retained Spread), is required to be distributed in the following order of priority with respect to the Certificates:

                  (i) concurrently, to the Class A-1, Class A-1A, Class A-2,
            Class A-3, Class A-3A, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, pro rata, the related Unpaid Interest Amounts for those Classes; and

                  (ii) to MBIA, any Reimbursement Amount due to it;

                  (iii) to the Certificateholders of the Class M-1 Certificates,
            any Unpaid Interest Amounts for that Class;

                  (iv) to the Certificateholders of the Class M-1 Certificates,
            in an amount up to the aggregate of any unreimbursed Applied Realized Loss Amounts previously allocated to that Class, plus interest on those amounts at the Pass-Through Rate for that Class in effect from time to time, compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (v) to the Certificateholders of the Class M-2 Certificates,
            any Unpaid Interest Amounts for that Class;

                  (vi) to the Certificateholders of the Class M-2 Certificates,
            in an amount up to the aggregate of any unreimbursed Applied Realized Loss Amounts previously allocated to that Class, plus interest on those amounts at the Pass-Through Rate for that Class in effect from time to time, compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (vii) to the Certificateholders of the Class B Certificates,
            any Unpaid Interest Amounts for that Class;

                  (viii) to the Certificateholders of the Class B Certificates, in an amount up to the aggregate of any unreimbursed Applied Realized Loss Amounts previously allocated to that Class, plus interest on those amounts at the Pass-Through Rate for that Class in effect from time to time, compounded monthly from the date the related Realized Loss was allocated to such Class;;

                  (ix) to the Excess Reserve Fund Account, up to an amount equal to any Basis Risk Payment for that Distribution Date;

                  (x) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the offered Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those Classes of Certificates as described in
            Section 4.02(a);

                  (xi) to the Class C Certificates, the remainder of the Class C
            Distributable Amount not distributed pursuant to Sections 4.02(c)(i)-(x); and

                  (xii) the Class R Certificates, any remaining amount; and

            (d) for each Distribution Date up to and including the Distribution Date in March 2003, to the Class C Certificates, any Retained Spread for such Distribution Date.

            (e) Any amounts distributed to the Offered Certificates in respect of interest pursuant to Sections 4.02(c)(x) which constitute Basis Risk Cary Forward Amounts shall first be deemed distributed by the Upper-Tier REMIC as a distribution in respect of the Upper-Tier REMIC and distributed thereby as a distribution to the Class C Certificates in respect of the Upper-Tier REMIC, and then distributed to the Offered Certificates from the Grantor Trust as payments on notional principal contracts in the nature of interest rate cap contracts. Any remaining amount distributed by the Upper-Tier REMIC or any remaining Yield Maintenance Agreement Payment shall be treated as having been distributed to the Class C Certificates from the Grantor Trust.

            (f) On each Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated as a reduction of the Accrued Certificate Interest for the Class A, Class M and Class B Certificates pro rata based on the amount of interest to which such classes would otherwise be entitled.

            Section 4.03 Allocation of Applied Realized Loss Amounts.

            Any Applied Realized Loss Amounts shall be allocated to the Class B, Class M-2 and Class M-1 Certificates, in that order and until the respective Class Certificate Balances thereof are reduced to zero. No Applied Realized Loss Amounts shall be allocated to any of the Class A Certificates. In the event Applied Realized Amounts are allocated to any Class of Certificates, their Class Certificate Balance shall be permanently reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, unless funds become available to make reimbursement payments to such Classes as described in Section 4.02(c).

            Section 4.04 Monthly Statements to Certificateholders.

            (a) Not later than two Business Days prior to each Distribution Date, the Master Servicer shall prepare and make available to the Trustee and not later than each Distribution Date, the Master Servicer shall make available to each Certificateholder, the Depositor, MBIA and any other interested parties a statement based in part on information provided by each Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i), (ii) and (v) below, the amounts shall be expressed as a dollar amount per minimum denomination Certificate, such minimum denominations being as set forth in the Preliminary Statement):

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by the withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (iv) the Class Certificate Balance as a dollar amount per minimum denomination Certificate and the Class Principal Balance or Notional Amount of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

            (v) [Reserved];

            (vi) the Pool Principal Balance for the following Distribution Date;

            (vii) the amount of the Servicing Fees and the Master Servicing Fee with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
      (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last Business Day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the calendar month preceding such Distribution Date;

            (xiii) in the case of the Class A-7 Certificates, (a) the Deficiency Amount, if any, for such Distribution Date and (b) amounts, if any, in respect of the Deficiency Amount paid under the Policy;

            (xiv) whether a Trigger Event has occurred and is continuing;

            (xv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xvi) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvii) the amount of any Total Monthly Excess Spread on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Losses and Unpaid Interest Amounts;

            (xviii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xix) the amounts of any Basis Risk Payment and any Yield Maintenance Agreement Payment; and

            (xx) the Retained Spread.

            (b) The Master Servicer's responsibility for disbursing the above information to the Trustee, Depositor, MBIA, Certificateholders and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer. The Master Servicer will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, MBIA and other interested parties, and other parties to this Agreement via the Master Servicer's internet website located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the Master Servicer's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Master Servicer shall have the right to change the way the distribution date statement is distributed in order to make such distribution more convenient and/or more accessible and the Master Servicer shall provide timely and adequate notification to the Certificateholders, MBIA and the parties to this Agreement regarding any such changes.

            The Master Servicer shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Monthly Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            As a condition to access the Master Servicer's internet website, the Master Servicer may require registration and the acceptance of a disclaimer. The Master Servicer will not be liable for the dissemination of information in accordance with this Agreement.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and
(a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            Section 4.05 Determination of LIBOR.

            On each LIBOR Determination Date for a Class of LIBOR Certificates, the Master Servicer shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any LIBOR Determination Date for a Class of LIBOR Certificates, the Master Servicer is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous LIBOR Determination Date for such Class of LIBOR Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Master Servicer determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Master Servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Master Servicer are quoting on such LIBOR Determination Date to leading European banks.

            If on any LIBOR Determination Date for a Class of LIBOR Certificates, the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous LIBOR Determination Date for such Class of LIBOR Certificates, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

            The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a LIBOR Determination Date, the Master Servicer shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Certificate Owners or Holders of LIBOR Certificates who place a telephone call to the Master Servicer at 301-815-6600 and make a request therefor.

            Section 4.06 Policy Matters.

            (a) If, on the second Business Day before any Distribution Date, the Trustee determines from the Monthly Statement that there will be a Deficiency Amount for such Distribution Date, the Trustee shall determine the amount of such Deficiency Amount and shall give notice to MBIA by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class A-7 Certificates referred to herein as the "Policy Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amounts paid under the Policy into the Policy Payment Account and distribute such amounts only for purposes of payment to Holders of the Class A-7 Certificates of the Insured Payment for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trustee to Holders of the Class A-7 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.02. It shall not be necessary for such payments of the Insured Payment to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-7 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payment Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-7 Certificates and MBIA pursuant to Section 4.04. Funds held in the Policy Payment Account shall not be invested by the Trustee.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-7 Certificates equal to the Deficiency Amount on such Distribution Date shall be withdrawn from the Policy Payment Account and applied by the Trustee to the payment in full of the Deficiency Amount. Any funds deposited into the Policy Payment Account in respect of the Class A-7 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Deficiency Amount has been made to the Certificateholders of such Class shall be remitted in immediately available funds to MBIA, pursuant to the instructions of MBIA, by the end of such Business Day.

            (c) The Trustee shall keep a complete and accurate record of the Class A-7 Interest Loss Amount and the Class A-7 Principal Loss Amount paid from moneys received under the Policy. MBIA shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

            (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-7 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify MBIA and shall comply with the provisions of the Policy to obtain payment by MBIA of such avoided distribution, and shall, at the time it provides notice to MBIA, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the Policy, a copy of which shall be made available by the Trustee and the Trustee shall furnish to MBIA its records evidencing the distributions in reduction of the principal balance of and interest on the Class A-7 Certificates, if any, which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trustee or any Class A-7 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to MBIA).

            (e) The Trustee shall promptly notify MBIA of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-7 Certificates as to which it has actual knowledge. Each Holder of a Class A-7 Certificate, by its purchase of such Certificates and the Trustee hereby agree that MBIA (so long as no MBIA Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, MBIA shall be subrogated to the rights of the Trustee and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trustee acknowledges, and each Holder of a Class A-7 Certificate by its acceptance of such Certificate agrees, that without the need for any further action on the part of MBIA or the Trustee, to the extent that MBIA makes payments directly or indirectly on account of principal or interest on any Class A-7 Certificate, MBIA shall be fully subrogated to all of the rights of such Certificateholders with respect to any and all amounts paid under the Policy. The Class A-7 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to MBIA to the extent of MBIA's interest with respect to amounts paid under the Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining MBIA's rights, as applicable, as subrogee for payments distributable pursuant to
Section 4.02, any payment with respect to distributions to the Class A-7 Certificates which is made with funds received pursuant to the terms of the Policy, shall not be considered payment of the Class A-7 Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Balance of the Class A-7 Certificates except to the extent such payment has been reimbursed to MBIA pursuant to the terms hereof.

            (g) The Master Servicer shall designate an MBIA Contact Person who shall be available to MBIA to provide reasonable access to information regarding the Mortgage Loans. The initial MBIA Contact Person is the Master Servicer's client manager for MALT 2002-3 who can be contacted at (410) 884-2000.

            (h) The Trustee shall surrender the Policy to MBIA for cancellation upon reduction of the Certificate Principal Balance of the Class A-7 Certificates to zero.

            (i) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Policy.

            (j) For so long as there is no continuing default by MBIA under its obligations under the Policy, each Holder of a Class A-7 Certificate agrees that MBIA shall be entitled to exercise the voting, consent, directing and other control rights of the Holders of the Class A-7 Certificates without consent of such Holders and the Holders of the Class A-7 Certificates shall only exercise such rights with the prior written consent of MBIA.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee in writing at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) an Interest Only Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee (other than the Depositor or an affiliate of the Depositor) shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit I (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit J (the "Investment Letter") or Exhibit K (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor, to the extent in its possession, such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of an ERISA-Restricted Certificate shall be made (other than to the Depositor or an affiliate of the Depositor) unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J or Exhibit K), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to
Section 4975 of the Code, or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code or a plan or arrangement subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Transferor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor with the consent of the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee (and to MBIA with respect to the Class A-7 Certificates) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners.

            The Master Servicer, MBIA, the Trustee and any agent of the Master Servicer, MBIA or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, MBIA, the Trustee nor any agent of the Master Servicer, MBIA or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses.

            If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, MBIA or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, MBIA, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency.

            Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

            Section 6.01 Respective Liabilities of the Depositor and the Master Servicer.

            The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer.

            The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

            Section 6.03 Limitation on Liability of the Depositor, the Transferor, the Master Servicer and Others.

            None of the Depositor, the Transferor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Transferor or the Master Servicer shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Transferor, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Transferor, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Transferor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Transferor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Transferor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Transferor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of its rights under this Agreement or the Certificates which constitute "unanticipated expenses incurred by the REMIC" within the meaning of the REMIC Provisions, or (iii) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Transferor or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Transferor or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Transferor and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 6.05, or
(d) upon termination by the Depositor pursuant to Section 8.12(d). Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            Section 6.05 Sale and Assignment of Master Servicing Rights.

            The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that: (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to servicing mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by Trustee); or (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment; and (iii) the Master Servicer shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement. No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            "Master Servicer Event of Termination," wherever used herein, means any one of the following events:

            (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of one Business Day; or

            (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders (determined without regard to the Policy), and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates; or

            (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

            (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

            (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.04.

            In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies and MBIA, may terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, the Purchase and Servicing Agreements, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the Mortgage Files and all other property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

            Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.10(a)(i) through (xi), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to investment income on all funds to which the Master Servicer would have been entitled in the Collection Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to master service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to the guaranty provided by the Policies, as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on Mortgage Loans as it and such successor master servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted the Master Servicer hereunder. The Trustee and such successor master servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor master servicer as Master Servicer shall give notice to the Servicers of such change of master servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.11.

            The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively. If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to
Section 3.10(b)(iv); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust; provided, further, that if the Master Servicer is terminated pursuant to Section 8.12(d), the Depositor will be solely responsible for the costs and expenses referred to in this paragraph.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Master Servicer Event of Termination, the Trustee shall transmit by mail to all Certificateholders notice of each such Master Servicer Event of Termination hereunder known to the Trustee, unless such Master Servicer Event of Termination shall have been cured or waived.

                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE AND THE MASTER SERVICER

            Section 8.01 Duties of Trustee.

            The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Termination has occurred and remains uncured or unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, but only until such time as a successor Master Servicer shall have been appointed hereunder.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) unless a Master Servicer Event of Termination the Trustee has actual knowledge of shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

            (iv) Subject to Section 7.02, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer.

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

            (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

            (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

            (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (viii) the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination; and

            (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

            Section 8.04 Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses.

            The Trustee shall be compensated as separately agreed with the Master Servicer. The Trustee and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person") of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement (b) the Mortgage Loans or (c) the Certificates, (ii) incurred in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (x) incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder, (y) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders, or (z) which would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), and (iii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee. The Depositor may also terminate the Trustee pursuant to
Section 8.12(d).

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

            Section 8.08 Successor Trustee.

            Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of Trustee.

            Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) To the extent necessary to effectuate the purposes of this
      Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee (as successor master servicer) and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

            (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters.

            It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (a) prepare, submit to the Trustee for execution, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (b) apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (e) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (g) not permit the creation of any interests in such REMIC other than the Certificates;
(h) not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement); (i) receive any income attributable to any asset which is neither a "qualified mortgage" nor a "permitted investment" within the meaning of the REMIC Provisions; (j) not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code; (k) not dispose of any assets of such REMIC at a gain if such disposition would be a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code; (l) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from causing the withholding of payment of such tax, if permitted by law, pending the outcome of such proceedings); (m) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and (n) maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information. The Holder of the largest Percentage Interest of the Class R Certificates shall act as "tax matters person" for each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of such Class R Certificateholder for such purposes (or if the Master Servicer is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions). In such capacity, the Master Servicer shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts as a beneficial ownership interest in the Grantor Trust and not as an obligations of any REMIC created hereunder, for federal income tax purposes.

            In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein. The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

            In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer or the Trustee, respectively, if any such other tax arises out of or results from a breach by the Master Servicer or the Trustee, respectively, of any of its obligations under this Agreement, (ii) the Transferor, if any such tax arises out of or results from the Transferor's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iii) in all other cases, or in the event that the Trustee, the Master Servicer or the Transferor fails to honor its obligations under the preceding clause (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.10(b).

            Section 8.12 Periodic Filings.

            (a) With respect to each Distribution Date, prior to the issuance of the related Monthly Statement to Certificateholders, the Master Servicer shall confirm that it has received all distribution and/or servicing information required to be provided to the Master Servicer by each Servicer for inclusion in such Monthly Statement. In the event the Master Servicer determines that any such information has not been provided as required or is materially incorrect, the Master Servicer shall immediately notify the applicable Servicer and use its reasonable best efforts to cause the Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Master Servicer to distribute the Monthly Statement at the time required in this Agreement).

            (b) Promptly upon receipt by the Master Servicer of (i) any officer's certificate relating to any Servicer's annual compliance with the terms of the applicable Purchase and Servicing Agreement, (ii) any report of any Servicer's independent public accountants relating to the Servicer's compliance with servicing standards, as required under the applicable Purchase and Servicing Agreement, and (iii) any report of the Master Servicer's independent public accountants required pursuant to Section 3.22, the Master Servicer shall review such officer's certificate and reports.

            (c) The Trustee and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Master Servicer shall prepare, sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) any Forms 8-K customary for similar securities as required by the Exchange Act and the rules and regulations promulgated thereunder. Each Form 8-K shall be filed by the Master Servicer within 15 days after each Distribution Date, which shall include a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations promulgated thereunder), a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations, shall be filed on behalf of the Trust. The Master Servicer shall prepare and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) each such Forms 10-K, and such Form 10-K shall be executed in accordance with paragraph (d) of this Section 8.12. Such Form 10-K shall include as exhibits the annual statements of compliance and the accountant's reports described in paragraph (b) of this Section 8.12, in each case to the extent they have been timely delivered to the Master Servicer. If they are not so timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Master Servicer shall have no liability with respect to any failure to properly and timely prepare or file such periodic reports resulting from or relating to (i) the Master Servicer's or the Trustee's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct, or (ii) in the case of any Form 10-K, the failure of or untimely completion of the negotiations referred to in (d) below.

            (d) The Trustee, the Master Servicer and the Depositor hereby agree to negotiate in good faith with respect to which such party will be responsible to execute each Form 10-K and any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Securities and Exchange Commission's staff). The Trustee, the Master Servicer and the Depositor also hereby agree to negotiate in good faith with respect to the provision of any "back-up" certifications and indemnities with respect thereto which may be deemed necessary or appropriate to support the certification items in the Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section
10.01. In the event the parties do not agree on such matters, the Depositor shall have the right to terminate the Trustee and/or the Master Servicer in the Depositor's sole discretion, provided that successor(s) thereto (in the case of the Master Servicer, the successor not being the Trustee) meeting the requirements for such successor(s) under this Agreement are appointed by the Depositor pursuant to the terms of this Agreement. If the Depositor elects to terminate the Master Servicer pursuant to this Section 8.12(d), the Depositor shall pay to the Master Servicer a termination fee in an amount equal to the product of (i) the Stated Principal Balance of all the Mortgage Loans at such time and (ii) 0.02%, plus the reasonable and necessary out-of-pocket costs and expenses incurred by the Master Servicer in connection with transferring the Mortgage Files at the direction of the Depositor. All such amounts shall be payable from funds of the Depositor and not from any assets of the Trust Fund.

            (e) Upon any filing pursuant to this Agreement with the Securities and Exchange Commission, the Master Servicer shall promptly deliver to the Depositor a copy of any such filing.

            (f) Prior to January 30 of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 8.13 Grantor Trust Administration.

            The parties intend that the portions of the Trust Fund consisting of the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts, the Yield Maintenance Agreement, the Yield Maintenance Reserve Account and the right of the Class C Certificates to receive Yield Maintenance Agreement Payments subject to the obligation of the Class C Certificates to pay Basis Risk Carry Forward Amounts, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished (i) to the Holders of the Offered Certificates and (ii) to the Holder of the Class C Certificates and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of All Mortgage Loans.

            Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Transferor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than Mortgage Loans for which the related Mortgaged Property has become REO Property) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and (iii) the amount of Reimbursement Amounts due to MBIA and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

            Section 9.02 Final Distribution on the Certificates.

            If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and no later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets of the Upper-Tier REMIC which remain subject hereto and the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC, respectively, which remain subject hereto.

            Section 9.03 Additional Termination Requirements.

            (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not
(i) result in the imposition of taxes on "prohibited transactions" on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as defined in section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMICs as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Trustee shall also specify such date in a statement attached to the final tax return of each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in
      Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment.

            This Agreement may be amended from time to time by the Depositor, the Transferor, the Master Servicer and the Trustee, and with respect to amendments affecting the rights or obligations of MBIA, with the consent of MBIA without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor, the Trustee, the Transferor or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trustee requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificate holders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without, in the case of the Class A-7 Certificates, giving effect to the guaranty provided by MBIA); it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Transferor, the Master Servicer and MBIA (only with respect to amendments affecting the rights or obligations of MBIA) also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended by the Depositor, the Transferor, the Master Servicer and the Trustee without the consent of any of the Certificateholders or MBIA, and without the need for any Opinions of Counsel or Rating Agency confirmation, pursuant to Section 8.12(d).

            This Agreement may also be amended from time to time by the Depositor, the Transferor, the Master Servicer and the Trustee with the consent of MBIA (only with respect to amendments affecting the rights or obligations of MBIA) and of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement (other than pursuant to Section 8.12(d)) unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on any REMIC or the Certificateholders or cause any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the remaining portion of the Trust Fund to qualify as a grantor trust at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Section 10.02 Recordation of Agreement; Counterparts.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties.

            It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

            The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholder.

            Section 10.05 Notices.

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and MBIA with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Master Servicer Event of Termination that has not been cured;

            (iii) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to
      Section 2.03; and

            (v) The final payment to Certificateholders.

            In addition, the Master Servicer shall promptly furnish to each Rating Agency and MBIA copies of the following:

            (i) Each annual statement as to compliance described in Section
      3.21;

            (ii) Each annual independent public accountants' servicing report described in Section 3.22; and

            (iii) Any notice of a purchase of a Mortgage Loan pursuant to
      Section 2.02 or 2.03.

            (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel,
(b) in the case of the Master Servicer, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer, (d) in the case of the Transferor, UBS Warburg Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, (e) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and (f) in the case of MBIA, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: IPM-SF (MALT Series 2002-3) (in each case in which notice or other communication to MBIA refers to an MBIA Default or a claim under the Policy or with respect to which failure on the part of MBIA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Assignment.

            Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 10.07, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor. Pursuant to Section 6.05, the Master Servicer shall be permitted to pledge its rights as servicer hereunder to a lender, provided that no such pledge shall permit the termination of the Master Servicer as Master Servicer unless a successor servicer meeting the requirements of Sections 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Master Servicer hereunder.

            Section 10.08 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.09 Inspection and Audit Rights.

            The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Depositor or the Trustee during the Master Servicer's or Servicer's, as the case may be, normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or the Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer or the Servicer, as the case may be, hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

            Section 10.10 Certificates Nonassessable and Fully Paid.

            It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.11 Third Party Beneficiary.

            For so long as no MBIA Default has occurred and is continuing, MBIA shall be a third party beneficiary to this Agreement to the extent of its rights hereunder and the rights of the Holders of the Class A-7 Certificates.

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Transferor and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                        MORTGAGE ASSET SECURITIZATION
                                           TRANSACTIONS, INC.,
                                           as Depositor


                                        By: /s/ Peter Ma
                                           -------------------------------------
                                           Name:  Peter Ma
                                           Title: Director


                                        By: /s/ Peter Slagowitz
                                           -------------------------------------
                                           Name:  Peter Slagowitz
                                           Title: Executive Director


                                        Bank One, N.A.,
                                           as Trustee


                                        By: /s/ Mary R. Fonti
                                           -------------------------------------
                                           Name:  Mary R. Fonti
                                           Title: Vice President


                                        UBS WARBURG REAL ESTATE
                                           SECURITIES INC.,
                                           as Transferor


                                        By: /s/ Peter Ma
                                           -------------------------------------
                                           Name:  Peter Ma
                                           Title: Director


                                        By: /s/  Peter Slagowitz
                                           -------------------------------------
                                           Name:  Peter Slagowitz
                                           Title: Executive Director


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                           as Master Servicer


                                        By: /s/  Peter A. Gobell
                                           -------------------------------------
                                           Name:  Peter A. Gobell
                                           Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 21st day of November , 2002 before me, a notary public in and for said State, personally appeared Peter Ma known to me to be a Director of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Juliet F. Buck
                                           -------------------------------------
                                                       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 21st day of November, 2002 before me, a notary public in and for said State, personally appeared Peter Slagowitz known to me to be an Executive Director of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Juliet F. Buck
                                           -------------------------------------
                                                       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 26th day of November, 2002 before me, a notary public in and for said State, personally appeared Mary R. Fonti, known to me to be a Vice President of Bank One, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Mark E. Davis
                                           -------------------------------------
                                                       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 21st day of November , 2002 before me, a notary public in and for said State, personally appeared Peter Ma known to me to be a Director of UBS Warburg Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Juliet F. Buck
                                           -------------------------------------
                                                       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 21st day of November, 2002 before me, a notary public in and for said State, personally appeared Peter Slagowitz known to me to be an Executive Director of UBS Warburg Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Juliet F. Buck
                                           -------------------------------------
                                                       Notary Public

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF HOWARD        )

            On the 26th day of November, 2002 before me, a notary public in and for said State, personally appeared Peter A. Gobell known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Lisa C. Carr
                                           -------------------------------------
                                                       Notary Public

                                   SCHEDULE I

                             Mortgage Loan Schedule

                            [Available upon request]

                                   SCHEDULE II

                       MASTR Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                  Series 2002-3

             Representations and Warranties as to the Mortgage Loans

            UBS Warburg Real Estate Securities Inc. (the "Transferor") hereby makes with respect to those Mortgage Loans sold by it to the Depositor pursuant to the Mortgage Loan Purchase Agreement, other than the Alterna Mortgage Loans, the American Mortgage Express Mortgage Loans, the Bank of America Mortgage Loans, the Cendant Mortgage Loans, the Chapel Mortgage Loans, the Chase Mortgage Loans, the Concord Mortgage Loans, the First Financial Mortgage Loans, the First Guaranty Mortgage Loans, the First Horizon Mortgage Loans, the Genisys Mortgage Loans, the JLM Mortgage Loans, the Market Street Mortgage Loans, the Mortgage Network Mortgage Loans, the National City Mortgage Loans, the Ohio Bank Mortgage Loans, the Principal Mortgage Loans, the Provident Mortgage Loans, the RBC Mortgage Loans, the Secured Bankers Company Mortgage Loans, the SIB Mortgage Loans, the SoCal Mortgage Loans, the Taylor Bean Mortgage Loans, The Mortgage Store Mortgage Loans, the Universal Mortgage Loans, the Wachovia Mortgage Loans, the Wall Street Bankers Mortgage Loans and the WAMU Mortgage Loans, the following representation and warranty. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among the Transferor, Mortgage Asset Securitization Transactions, Inc., as depositor, Wells Fargo Bank Minnesota, N.A., as master servicer, and Bank One, N.A., as trustee.

            With respect to each representation and warranty made by each Originator (other than Alterna, American Mortgage Express, Bank of America, Cendant, Chapel, Chase, Concord, First Financial, First Guaranty, First Horizon, Genisys, JLM, Market Street, Mortgage Network, National City, Ohio Bank, Principal, Provident, RBC, Secured Bankers Company, SIB, SoCal, Taylor Bean, The Mortgage Store, Universal, Wachovia, Wall Street Bankers and WAMU as of the related Loan Sale Date, to the Transferor's knowledge, no event has occurred from such Loan Sale Date which would render such representations and warranties to be untrue in any material respect.

                                  SCHEDULE III

                   Yield Maintenance Notional Amount Schedule

                                                  YIELD
                                               MAINTENANCE
                   DISTRIBUTION DATE         NOTIONAL AMOUNT
                   -----------------         ---------------
                   December 2002              $100,000,000
                   January 2003               $ 95,800,529
                   February 2003              $ 91,660,410
                   March 2003                 $ 87,959,489
                   April 2003                 $ 84,534,300
                   May 2003                   $ 81,146,641
                   June 2003                  $ 77,796,109
                   July 2003                  $ 74,482,306
                   August 2003                $ 71,204,836
                   September 2003             $ 67,963,309
                   October 2003               $ 64,757,340
                   November 2003              $ 61,586,545
                   December 2003              $ 58,450,548
                   January 2004               $ 55,348,973
                   February 2004              $ 52,281,451
                   March 2004                 $ 49,247,616
                   April 2004                 $ 46,247,106
                   May 2004                   $ 43,279,562
                   June 2004                  $ 40,344,630
                   July 2004                  $ 37,441,959
                   August 2004                $ 34,571,202
                   September 2004             $ 31,732,017
                   October 2004               $ 28,924,062
                   November 2004              $ 26,147,003
                   December 2004              $ 23,400,507
                   January 2005               $ 20,684,244
                   February 2005              $ 17,997,891
                   March 2005                 $ 15,341,124
                   April 2005                 $ 12,713,626
                   May 2005                   $ 10,115,080
                   June 2005                  $  7,545,177
                   July 2005                  $  5,003,607
                   August 2005                $  2,490,064
                   September 2005             $      4,248

                                  EXHIBIT A-A-1

                         (FORM OF CLASS A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-1-[__]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            Floating in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $119,800,000
of this Class:

CUSIP:                                                        576434 BJ 2

ISIN:                                                         US576434BJ29

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer") and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________________


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                 EXHIBIT A-A-1A

                        (FORM OF CLASS A-1A CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-1A-[__]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            Floating in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $100,000,000
of this Class:

CUSIP:                                                        576434 BK 9

ISIN:                                                         US576434BK91

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                   Class A-1A

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer") and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________________


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-A-2

                         (FORM OF CLASS A-2 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-2-[__]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              3.762% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[______]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $136,100,000
of this Class:

CUSIP:                                                        576434 BL 7

ISIN:                                                         US576434BL74

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-2

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer") and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________________


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-A-3

                         (FORM OF CLASS A-3 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-3-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              4.361% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $40,000,000
of this Class:

CUSIP:                                                        576434 BM 5

ISIN:                                                         US576434BM57

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-3

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                 EXHIBIT A-A-3A

                        (FORM OF CLASS A-3A CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-3A-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              4.299% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $50,000,000
of this Class:

CUSIP:                                                        576434 BN 3

ISIN:                                                         US576434BN31

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                   Class A-3A

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-A-4

                         (FORM OF CLASS A-4 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                             A-4-[_]

Cut-off Date:                                                November 1, 2002

First Distribution Date:                                     December 26, 2002

Last Scheduled Distribution Date                             December 26, 2032

Pass-Through Rate:                                           The lesser of
                                                             5.012% and the
                                                             related Net WAC
                                                             Rate

Initial Certificate Principal Balance of this Certificate    $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates   $75,000,000
of this Class:

CUSIP:                                                       576434 BP 8

ISIN:                                                        US576434BP88

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-4

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-A-5

                         (FORM OF CLASS A-5 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-5-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              6.140% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $54,135,000
of this Class:

CUSIP:                                                        576434 BQ 4

ISIN:                                                         US576434BQ61

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-5

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-A-6

                         (FORM OF CLASS A-6 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-6-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              4.924% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $15,000,000
of this Class:

CUSIP:                                                        576434 BR 4

ISIN:                                                         US576434BR45

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-6

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-A-7

                         (FORM OF CLASS A-7 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.:                                              A-7-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              4.875% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $52,300,000
of this Class:

CUSIP:                                                        576434 BW 3

ISIN:                                                         US576434BW30

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class A-7

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                 EXHIBIT A-A-IO

                        (FORM OF CLASS A-IO CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

            THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:                                               A-IO-[_]

Cut-off Date:                                                  November 1, 2002

First Distribution Date:                                       December 26, 2002

Last Scheduled Distribution Date:                              December 26, 2032

                                                               As set forth in
Pass-Through Rate:                                             the Agreement

Initial Notional Amount of this Certificate ("Denomination"):  $[______]

Initial Notional Amount of all Certificates of this Class:     $135,000,000

CUSIP:                                                         576434 BS 2

ISIN:                                                          US576434BS28

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                   Class A-IO

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:[___________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-M-1

                         (FORM OF CLASS M-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:                                              M-1-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              5.567% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $16,540,000
of this Class:

CUSIP:                                                        576434 BT 0

ISIN:                                                         US576434BT01

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class M-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                  EXHIBIT A-M-2

                         (FORM OF CLASS M-2 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:                                              M-2-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              5.727% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $12,827,000
of this Class:

CUSIP:                                                        576434 BU 73

ISIN:                                                         US576434BU73

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                    Class M-2

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                   EXHIBIT A-R

                          (FORM OF CLASS R CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO THE AGREEMENT.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                               R-[_]

Cut-off Date:                                                  November 1, 2002

First Distribution Date:                                       December 26, 2002

Last Scheduled Distribution Date:                              December 26, 2032

Percentage Interest of this Certificate ("Denomination"):      100%

CUSIP:                                                         576434 BY 9

ISIN:                                                          US576434BX13

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3

            Mortgage Pass-Through Certificates, Series 2002-3 evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Corporate Trust Office of the Trustee.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law shall be void and of no effect.

            Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [______________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                    EXHIBIT B

                          (FORM OF CLASS B CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:                                              B-[_]

Cut-off Date:                                                 November 1, 2002

First Distribution Date:                                      December 26, 2002

Last Scheduled Distribution Date                              December 26, 2032

Pass-Through Rate:                                            The lesser of
                                                              6.227% and the
                                                              related Net WAC
                                                              Rate

Initial Certificate Principal Balance of this Certificate     $[_________]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $3,376,365
of this Class:

CUSIP:                                                        576434 BV 5

ISIN:                                                         US576434BV56

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                     Class B

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                    EXHIBIT C

                          (FORM OF CLASS C CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. (SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.) NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :        C-[_]

Cut-off Date                  :        November 1, 2002

First Distribution Date       :        December 26, 2002

Initial Certificate
Principal Balance of this
Certificate                   :        $0

Initial Certificate
Principal Balances of all
Certificates of this Class    :        $0

Initial Notional Amount of
this Certificate              :        $675,078,365

Initial Notional Amount of
all Certificates of this
Class                         :        $675,078,365

Percentage Interest of this
Certificate ("Denomination")  :        100%

CUSIP                         :        576434 BX 1

ISIN                          :        US576434BY95

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3
                Mortgage Pass-Through Certificates, Series 2002-3

                                     Class C

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Distributions in respect of this Certificate are distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Servicer") and Bank One, N.A., as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation (letter) from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        BANK ONE, N.A.,
                                           as Trustee


                                        By:_____________________________________

Countersigned:


By:_________________________________
   Authorized Signatory of
   BANK ONE, N.A.,
   as Trustee

                                    EXHIBIT D

                                   (RESERVED)

                                    EXHIBIT E

                        (Form of Reverse of Certificates)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2002-3

                Mortgage Pass-Through Certificates, Series 2002-3

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public

            [Notarial Seal]

                                    EXHIBIT F

                FORM OF INITIAL CERTIFICATION OF MASTER SERVICER

                                     [date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

Bank One N.A.
153 West 57th Street, 5th Floor
New York, NY 10019

      Re: Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer (the "Master Servicer") and custodian, and Bank One, N.A., as trustee, In connection with MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Master Servicer acting on behalf of the Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached schedule) it has received:

            (i) (a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Master Servicer has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Master Servicer makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                           as Master Servicer


                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT G

                 FORM OF FINAL CERTIFICATION OF MASTER SERVICER

                                     [date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

Bank One N.A.
153 West 57th Street, 5th Floor
New York, NY 10019

UBS Warburg Real Estate
Securities Inc
1285 Avenue of the Americas
New York, New York

      Re: Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer and Bank One, N.A., as trustee, MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Master Servicer, acting on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) the original Mortgage Note endorsed in the form provided in
Section 2.01(c) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the transferor to the Depositor.

            (ii) The original recorded Mortgage.

            (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Master Servicer otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4),
(9), (16) and (21) of the definition of the "Mortgage Loan Schedule" in Section
1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

            The Master Servicer on behalf of the Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Master Servicer on behalf of the Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                           as Master Servicer


                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT H

                       FORM OF CLASS R TRANSFER AFFIDAVIT

                       MASTR ALTERNATIVE LOAN TRUST 2002-3

                Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2002-3

STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2002 (the "Agreement") among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Master Servicer"), and Bank One, N.A., as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an "electing large partnership" under the Code will be subject to tax in all events. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee historically has paid its debts as they have become due and intends to do so in the future. The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other Person.

            12. Check one of the following paragraphs:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_]   None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, and the Transferee is not acting on behalf of such a plan.

                            *         *         *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.


                                        ________________________________________
                                        PRINT NAME OF TRANSFEREE


                                        By:____________________________________
                                           Name:
                                           Title:

[Corporate Seal]

ATTEST:


_______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of _______, 200_.


                                        ________________________________________
                                                    NOTARY PUBLIC

                                        My Commission expires the ______ day of
                                        ________________, 200_.

                                    EXHIBIT 1
                                  to EXHIBIT H

                               Certain Definitions

            "Disqualified Organization": A Person specified in clauses (i)-(iv) of the definition of "Permitted Trasnferee."

            "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                                    EXHIBIT 2
                                  to EXHIBIT H

                        Section 5.02(c) of the Agreement

            Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors or the Servicer, to the effect that the elimination of such restrictions will not cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                       _____________________
                                       Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Bank One, N.A.
153 West 51st Street, 5th Floor
New York, New York 10019
Attention:

      Re: Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3, Class []

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class R Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the Transferee will not pay taxes with respect to the Class R Certificate when due, and (iii) we have no reason to believe that the statements made in paragraph 11 of the Transferee's Transfer Affidavit are false.


                                        Very truly yours,


                                        ________________________________________
                                        Print Name of Transferor


                                        By:_____________________________________
                                                  Authorized Officer

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                       _____________________
                                       Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Bank One, N.A.
153 West 51st Street, 5th Floor
New York, New York 10019
Attention:

      Re: Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3, Class []

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                        Very truly yours,


                                        ________________________________________
                                        Print Name of Transferor


                                        By:_____________________________________
                                                  Authorized Officer

                                    EXHIBIT K

                            FORM OF RULE 144A LETTER

                                       _____________________
                                       Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Bank One, N.A.
153 West 51st Street, 5th Floor
New York, New York 10019
Attention:

      Re: Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3, Class []

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                     ANNEX 1
                                  to EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          (For Transferees Other Than Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

            Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958.

            Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        ________________________________________
                                                  Print Name of Buyer


                                        By:_____________________________________
                                           Name:
                                           Title:
                                           Date:

                                     ANNEX 2
                                  to EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           (For Transferees That are Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ________________________________________
                                            Print Name of Buyer or Adviser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        IF AN ADVISER:


                                        ________________________________________
                                                  Print Name of Buyer

                                        Date:

                                    EXHIBIT L
                        REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank Minnesota, N.A.
      1015 10th Avenue S.E.
      Minneapolis, MN  55414-0031
      Attn: Inventory Control--MALT 2002-3

      Re: Pooling and Servicing Agreement, dated as of September 1, 2002, by and among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer and Bank One, N.A., as trustee

            In connection with the administration of the Mortgage Loans held by you as Master Servicer pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

______    1.    Mortgage Paid in Full

______    2.    Foreclosure

______    3.    Substitution

______    4.    Other Liquidation (Repurchases, etc.)

______    5.    Nonliquidation

      Reason:____________________________________

Address to which Custodian should
Deliver the Master Servicer's Mortgage File:

________________________________________________
________________________________________________
________________________________________________


                                        By:_____________________________________
                                                    (authorized signer)

Issuer:_____________________________________

Address:____________________________________

Date:_______________________________________

Master Servicer

Wells Fargo Bank Minnesota, N.A.

Please acknowledge the execution of the above request by your signature and date below:


____________________________________    _________________
Signature                               Date


Documents returned to Custodian:


____________________________________    _________________
Custodian                               Date

                                    EXHIBIT M

                      (FORM OF YIELD MAINTENANCE AGREEMENT)


[UBS WARBURG LOGO]


Date:                   20 November 2002

To: [Name of Trustee], not individually but solely as trustee of MALT TRUST 2002-3

Attention:

Fax No.:

From:                   UBS AG, London Branch ("UBS")

Subject:                Interest Rate Cap Transaction
                        UBS REF:


Dear Sirs

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.


This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, this Confirmation supplements, forms a part of, and is subject to an agreement in the form of the ISDA Master (Multicurrency - Cross Border), with such modifications as are specified herein, as if we had executed an agreement in such form (but without any Schedule to the Agreement) on the Trade Date hereof (the "Agreement"), and in such form with the Schedule thereto specifying that (i) the governing law is the law of the State of New York, (ii) the Termination Currency is U.S. Dollars, and (iii) Loss and Second Method apply. All provisions contained or incorporated by referenced in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.


The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

GENERAL TERMS
-------------

Trade Date:              19 November 2002

Effective Date           25 November 2002

Termination Date:        25 July 2005 , subject to adjustment in
                         accordance with the Modified Following Business
                         Day Convention.

Notional Amount:         Initially USD 100,000,000.00 amortising as per
                         the Amortising Schedule below


AMORTISING SCHEDULE      PERIOD END DATE (to but        CALCULATION [NOTIONAL]
PERIOD START DATE        [excluding] such date)         AMOUNT
-------------------      ------------------------       ----------------------
EFFECTIVE DATE
25 DECEMBER 2002         25 DECEMBER 2002                100,000,000.00
25 JANUARY 2003          25 JANUARY 2003                 95,621,625.00
25 FEBRUARY 2003         25 FEBRUARY 2003                91,304,716.00
25 MARCH 2003            25 MARCH 2003                   87,500,698.00
25 APRIL 2003            25 APRIL 2003                   83,944,369.00
25 MAY 2003              25 MAY 2003                     80,427,043.00
25 JUNE 2003             25 JUNE 2003                    76,948,300.00
25 JULY 2003             25 JULY 2003                    73,507,727.00
25 AUGUST 2003           25 AUGUST 2003                  70,104,912.00
25 SEPTEMBER 2003        25 SEPTEMBER 2003               66,739,450.00
25 OCTOBER 2003          25 OCTOBER 2003                 63,410,939.00
25 NOVEMBER 2003         25 NOVEMBER 2003                60,118,982.00
25 DECEMBER 2003         25 DECEMBER 2003                56,863,186.00
25 JANUARY 2004          25 JANUARY 2004                 53,643,162.00
25 FEBRUARY 2004         25 FEBRUARY 2004                50,458,525.00
25 MARCH 2004            25 MARCH 2004                   47,308,894.00
25 APRIL 2004            25 APRIL 2004                   44,193,894.00
25 MAY 2004              25 MAY 2004                     41,113,151.00
25 JUNE 2004             25 JUNE 2004                    38,066,297.00
25 JULY 2004             25 JULY 2004                    35,052,968.00
25 AUGUST 2004           25 AUGUST 2004                  32,072,801.00
25 SEPTEMBER 2004        25 SEPTEMBER 2004               29,125,442.00
25 OCTOBER 2004          25 OCTOBER 2004                 26,210,536.00
25 NOVEMBER 2004         25 NOVEMBER 2004                23,327,734.00
25 DECEMBER 2004         25 DECEMBER 2004                20,476,691.00
25 JANUARY 2005          25 JANUARY 2005                 17,657,065.00
25 FEBRUARY 2005         25 FEBRUARY 2005                14,868,516.00
25 MARCH 2005            25 MARCH 2005                   12,110,712.00
25 APRIL 2005            25 APRIL 2005                   9,383,320.00
25 MAY 2005              25 MAY 2005                     6,686,013.00
25 JUNE 2005             25 JUNE 2005                    4,018,468.00
                         TERMINATION DATE                1,380,362.00

The dates in the above schedule with the exception of the Effective Date will be subject to adjustment in accordance with the Modified Following Business Day Convention.

Seller of the Cap:         UBS

Buyer of the Cap:          Counterparty

Calculation Agent:         UBS AG, unless otherwise stated in the Schedule
                           to the Master Agreement.

Business Days:             New York, London

Broker:                    None


FIXED AMOUNTS
-------------

Fixed Rate Payer:          Counterparty

Fixed Amount:              USD 50,000.00

Fixed Rate Payer
  Payment Date:            26 November 2002.

Business Day Convention:   Following


FLOATING AMOUNTS
----------------

Floating Rate Payer:       UBS

Cap Rate:                  6 percent per annum

Floating Rate Option:      USD-LIBOR-BBA

Designated Maturity:       One Month

Spread:                    None

Floating Rate Day Count
  Fraction:                Actual/360

Floating Rate Payer        24 JANUARY, 25 FEBRUARY, 25 MARCH, 25 APRIL, 25
Payment Dates:             MAY, 25 JUNE, 25 JULY, 25 AUGUST, 25 SEPTEMBER, 25
                           OCTOBER, 25 NOVEMBER AND 25 DECEMBER, IN EACH
                           YEAR, FROM AND INCLUDING 25 DECEMBER 2002, UP TO
                           AND INCLUDING THE TERMINATION DATE, subject to adjustment in accordance with the Business Day
                           Convention specified below.

Reset Dates:               First day of each Calculation Period.

Business Day Convention:   Modified Following - the date will be the first
                           following Business Day unless that day falls in the next Calendar month, in which case that date will be the first preceding day that is a Business
                           Day

ADDITIONAL PROVISIONS

(i) No Default by Fixed Rate Payer. Notwithstanding anything in the Agreement to the contrary, if Fixed Rate Payer has paid Floating Rate Payer the Fixed Amount when and where due, no Event of Default or Termination Events shall apply to Fixed Rate Payer. Upon payment of the Fixed Amount, Floating Rate Payer may not designate an Early Termination Date with respect to Fixed Rate Payer.

(ii) Governing Law: NEW YORK, WITHOUT REFERENCE TO THE CHOICE OR CONFLICTS OF LAW PROVISIONS THEREOF.


RELATIONSHIP BETWEEN PARTIES
----------------------------

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):-

(a) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b) Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes, the risks of this Transaction.

(c) Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

References in this clause to "a party" shall, in the case of UBS AG and where the context so allows, include references to any affiliate of UBS AG.


ACCOUNT DETAILS

Currency:                 USD
Correspondent Bank:       UBS AG, STAMFORD BRANCH
Swift Address:            UBSWUS33XXX
Favour:                   UBS AG LONDON BRANCH
Swift Address:            UBSWGB2LXXX
Account No:               101-wa-140007-000
Further Credit To:
Swift Address:
Account No:



OFFICES

(a)  The office of UBS for the Interest Rate Cap Transaction is London ; and
(b)  The office of Counterparty for the Interest Rate Cap Transaction is
     LONDON



CONTACT NAMES AT UBS:

Pre Value Payments:       Pre Value Payment             (44) 20 7568 2665
                          Investigations:
Post Value Payments:      Post Value Payment            (44) 20 7567 8999
                          Investigations:
Confirmation Queries:     Confirmation Control:         (44) 20 7567 2749
ISDA  Documentation:      Credit Risk Management:       (44) 20 7568 9645


Telex:                    887434 UBSW G
Swift:                    UBSWGB2L
Fax:                      (44) 20 7567 2685/2990
Address:                  UBS AG
                          100 Liverpool Street
                          London EC2M 2RH


Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

Yours Faithfully
For and on Behalf of
UBS AG, London Branch

By:                                  By:

Name :   Clive Ansell                Name :  Esther Higgs
Title:   Associate Director          Title:  Associate Director

Acknowledged and agreed by MALT TRUST 2000-3as of the Trade Date specified above:

By:                                  By:

Name :                               Name  :
Title :                              Title:


UBS Warburg is a business group of UBS AG. UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority. Representatives of UBSWL introduce trades to UBS AG via UBSWL.

[UBS WARBURG LOGO]


            INTEREST RATE CAP TRANSACTION - ACKNOWLEDGEMENT


To:         UBS AG, London Branch

Attn:       Kate Adair

Fax No:     (44) 20 7567 2990 / 2685

From:       MALT TRUST 2002-3

Fax No:     0017182424811

Subject:    Interest Rate Cap Transaction
            UBS REF:
            C/P Ref:    Please Advise


We acknowledge receipt of your communication dated 20 November 2002 with respect to the above referenced Transaction between UBS AG, London Branch and MALT TRUST 2000-3with a Trade Date of 14 November 2002 and a Termination Date of 25 July 2005 and confirm that such communication correctly sets forth the terms of our agreement relating to the Transaction described therein. We confirm that no further document will be required in respect of this Transaction.

Our Payment Instructions are as follows:
Currency:              USD
Correspondent Bank:    AS PER STANDARD SETTLEMENT INSTRUCTIONS - OTHERWISE
                       PLEASE ADVISE

Favour
Swift Address:
Account No.:
Further Credit To:
Swift Address:
Account No.:




Signed For and On Behalf Of MALT TRUST 2000-3


By:____________________________________ By:____________________________________
Name:                                   Name:
Title:                                  Title:

                                    EXHIBIT N

                         (FORM OF MBIA INSURANCE POLICY)

                      CERTIFICATE GUARANTY INSURANCE POLICY

OBLIGATIONS: MASTR Alternative Loan Trust 2002-3            POLICY NUMBER: 39710
             Mortgage Pass-Through Certificates, Series 2002-3
             $52,300,000 4.875% Class A-7 Certificates

      MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by Bank One, N.A., or its successors, as trustee for the Owners (the "Trustee"), on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). This Policy does not provide credit enhancement for any Class of Certificates other than the Class A-7 Certificates.

      The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

      The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

      Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

      The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

      Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

      As used herein, the following terms shall have the following meanings:

      "Agreement" means the Pooling and Servicing Agreement dated as of November 1, 2002, among Mortgage Asset Securitization Transactions, Inc., as Depositor, UBS Warburg Real Estate Securities Inc., as Transferor, Wells Fargo Bank Minnesota, N.A., as Master Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

      "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

      "Deficiency Amount" means (a) as to any Distribution Date, the sum of (1) the excess, if any, of (x) the Accrued Certificate Interest for the Class A-7 Certificates over (y) the amount of the Available Funds available to be distributed in respect of the Class A-7 Certificates on such Distribution Date pursuant to clause (iii) of Section 4.02(a) of the Agreement plus (2) if the Insurer so elects, in its sole discretion, the amount by which the Class Certificate Balance of the Class A-7 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans and (b) on the Last Scheduled Distribution Date, any shortfall in amounts available to pay the Class Certificate Balance of the Class A-7 Certificates (after taking into account all distributions to be made on such date).

      "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

      "Owner" means each Class A-7 Certificateholder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Obligations to payment thereunder.

      "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

      Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

      The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

      THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 26th day of November, 2002.


                                        MBIA INSURANCE CORPORATION


                                        By _____________________________________
                                           President


                                        Attest:


                                        By _____________________________________
                                           Assistant Secretary

                                    EXHIBIT A

                        TO CERTIFICATE GUARANTY INSURANCE
                              POLICY NUMBER: 39710

                        NOTICE UNDER CERTIFIATE GUARANTY
                         INSURANCE POLICY NUMBER: 39710

State Street Bank and Trust Company, N.A., as Fiscal Agent
   for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention: Municipal Registrar and
   Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

      The undersigned, a duly authorized officer of [NAME OF TRUSTEE], as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number:
39710 (the "Policy") issued by the Insurer in respect of the MASTR Alternative Loan Trust 2002-3, Mortgage Pass-Through Certificates, Series 2002-3, $52,300,000 4.875% Class A-7 Certificates (the "Obligations"), that:

            (a) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of November 1, 2002, among Mortgage Asset Securitization Transactions, Inc., as Depositor, UBS Warburg Real Estate Securities Inc., as Transferor, Wells Fargo Bank Minnesota, N.A., as Master Servicer, and the Trustee, as trustee for the Owners;

            the amount due under clause (a) of the definition of Deficiency Amount for the Distribution Date occurring on [________________] the "Applicable Distribution Date") is $[________________];

            the amount due under clause (b) of the definition of Deficiency Amount for the Applicable Distribution Date is $[________________];

            the sum of the amounts listed in paragraphs (b) and (c) above is $[________________] (the "Deficiency Amount");

            the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[________________] (the "Preference Amount");

            the total Insured Payment due is $[__________], which amount equals the sum of the Deficiency Amount and the Preference Amount;

            the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (d) above to be applied to the payment of the Deficiency Amount for the Applicable Distribution Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (e) above to be applied to the payment of any Preference Amount; and

            the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
      [TRUSTEE'S ACCOUNT NUMBER].

      Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the [____] day of [________________], [____].


                                        [NAME OF TRUSTEE], as Trustee


                                        By _____________________________________
                                        Title___________________________________